Exhibit 99.1

Appendix A

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

among
Commercial Net Lease Realty, Inc.,
NAPE Acquisition, Inc.,
National Properties Corporation
and
Raymond Di Paglia
Dated as of January 14, 2005

A-i

A-ii

Page

Failure or Indulgence Not Waiver; Remedies Cumulative	A-37

Remedies	A-37

Submission to Jurisdiction	A-37

WAIVER OF JURY TRIAL	A-37

A-iii

TABLE OF DEFINED TERMS

Cross Reference
Terms	in Agreement

Acquisition Proposal	Section 6.1(a)(i)

Affiliate	Section 3.4(c)

Agreement	Preamble

Articles of Merger	Section 1.1

Board	Section 3.17

Board Designees	Section 1.4

Buyer	Preamble

Buyer Balance Sheet	Section 4.4(b)

Buyer Common Stock	Section 2.1(a)

Buyer Disclosure Schedule	Article IV

Buyer Employee Plans	Section 4.13(a)

Buyer ERISA Affiliate	Section 4.13(a)

Buyer Excess Stock	Section 4.2(a)

Buyer Indemnity Claim	Section 6.8(a)

Buyer Insurance Policies	Section 4.17

Buyer Joint Ventures	Section 4.1(c)

Buyer Material Adverse Effect	Article IV

Buyer Permits	Section 4.19

Buyer Plan	Section 2.1(d)

Buyer Preferred Stock	Section 4.2(a)

Buyer Properties	Section 4.7(a)

Buyer Property	Section 4.7(a)

Buyer SEC Reports	Section 4.4(a)

Buyer Stock Plan	Section 4.2(b)

Certificates	Section 2.2(c)

Claim	Section 6.9(b)

Closing	Section 1.2

Closing Date	Section 1.2

Closing Price Escrow Value	Section 6.8(d)

COBRA Coverage	Section 3.13(i)

Code	Preamble

Company	Preamble

Company Balance Sheet	Section 3.4(b)

Company Common Stock	Section 2.1(b)

Company Disclosure Schedule	Article III

Company Insurance Policies	Section 3.16

Company Lease	Section 3.8(a)

Company Leases	Section 3.8(a)

Company Loan Agreement	Section 7.3(e)

Company Material Adverse Effect	Article III

Company Meeting	Section 3.4(c)

Company Permits	Section 3.20

A-iv

Cross Reference
Terms	in Agreement

Company Preferred Stock	Section 3.2(a)

Company Properties	Section 3.7(a)

Company Property	Section 3.7(a)

Company Rent Roll	Section 3.8(c)

Company Representative	Section 6.1(a)(ii)

Company SEC Reports	Section 3.4(a)

Confidentiality Agreement	Section 5.3

Constituent Corporations	Section 1.3

Contamination	Section 3.12(c)(iii)

Development	Sections 3.7(e), 4.7(e)

Dissenting Shares	Section 2.4

Effective Time	Section 1.1

Benefit Plan	Section 3.13(a)

Company Plan	Section 3.13(a)

Di Paglia	Preamble

Encumbrances	Section 3.7(a)

Environmental Claims	Section 3.12(c)(ii)

Environmental Documents	Section 3.12(c)(vi)

Environmental Law	Section 3.12(c)(i)

EPA	Section 3.12(c)(vi)

ERISA Affiliate	Section 3.13(a)

ERISA	Section 3.13(a)

Escrow Deposit	Section 2.3

Escrow Shares	Section 2.3

Exchange Act	Section 3.3(c)

Exchange Agent	Section 2.2(a)

Exchange Ratio	Section 2.1(c)

GAAP	Section 3.4(b)

Governmental Entity	Section 3.3(c)

Hazardous Substance	Section 3.12(c)(v)

IBCA	Section 1.1

Indebtedness	Section 3.21(a)

Intellectual Property	Section 3.10

Iowa Articles of Merger	Section 1.1

IRS	Section 3.9(i)

Knowledge	Section 3.2(b)

Material Agreements	Section 3.21(a)

Maryland Articles of Merger	Section 1.1

Merger	Preamble

Merger Consideration	Section 2.1(b)

MGCL	Section 1.1

NYSE	Section 6.6

Order	Section 7.1(d)

Outside Date	Section 8.1(b)

A-v

Cross Reference
Terms	in Agreement

Person	Section 2.2(d)

Proceeding	Section 3.11

Property Restrictions	Section 3.7(a)

Proxy Statement	Section 3.4(c)

Registration Statement	Section 3.4(c)

RDP Holders	Preamble

Release	Section 3.12(c)(iv)

SEC	Section 3.3(c)

Securities Act	Section 3.4(a)

Shareholders’ Agreement	Preamble

Subsidiary	Section 3.1(b)

Surviving Corporation	Section 1.3

Tax	Section 3.9(i)

Tax Authority	Section 3.9(i)

Tax Return	Section 3.9(i)

Tax Returns	Section 3.9(i)

Taxes	Section 3.9(i)

Third-Party Claim	Section 6.8(b)

Title Policies	Section 3.7(b)

Transfer	Section 6.1(a)(i)

A-vi

AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER, dated as of January 14, 2005 (the “Agreement”), by and among COMMERCIAL NET LEASE REALTY, INC., a Maryland corporation (the “Buyer”), NAPE ACQUISITION, INC., a Maryland corporation and a wholly-owned direct subsidiary of the Buyer (“Merger Sub”), National Properties Corporation, an Iowa corporation (the “Company”) and Raymond Di Paglia (“Di Paglia”).

      WHEREAS, the Buyer, Merger Sub and the Company have determined that the merger of Merger Sub and the Company on the terms set forth herein (the “Merger”) is advisable and in the best interests of their respective corporations and stockholders and their respective boards of directors have approved this Agreement;

      WHEREAS, as a condition to the willingness of, and an inducement to, Buyer to enter into this Agreement, contemporaneously with the execution and delivery of this Agreement, Di Paglia, Nadine Di Paglia and The Di Paglia Family Trust, shareholders of the Company (collectively, the “RDP Holders”), are entering into a Shareholders’ Agreement dated as of the date hereof (the “Shareholders’ Agreement”) in the form of Exhibit A attached hereto, providing for certain actions relating to the transactions contemplated by this Agreement; and

      WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

      NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the Buyer and the Company agree as follows:

ARTICLE I

THE MERGER

      1.1     Effective Time of the Merger. Subject to the provisions of this Agreement, prior to the Closing (as defined in Section 1.2), (i) the Buyer shall prepare, and on the Closing Date or as soon as practicable thereafter the Buyer shall cause to be filed with the Maryland Department of Assessments and Taxation, an articles of merger (the “Maryland Articles of Merger”) in such form as is required by, and executed by the Surviving Corporation (as defined in Section 1.3) in accordance with, the relevant provisions of the Maryland General Corporation Law (the “MGCL”) and shall make all other filings or recordings required under the MGCL and (ii) the Company shall prepare, and on the Closing Date or as soon as practicable thereafter, the Buyer shall cause to be filed with the Secretary of State of the State of Iowa, an articles of merger (the “Iowa Articles of Merger” and collectively with the Maryland Articles of Merger, the “Articles of Merger”) in such form as is required by the Company in accordance with the relevant provisions of the Iowa Business Corporation Act (the “IBCA”) and shall make all other filings or recordings required under the IBCA. The Merger shall become effective at (i) such time as the Maryland Articles of Merger has been duly filed with the Maryland Department of Assessments and Taxation and the Iowa Articles of Merger has been duly filed with the Secretary of State of the State of Iowa or (ii) such other time as is agreed upon by the Buyer and the Company and specified in the Articles of Merger. Such time is hereinafter referred to as the “Effective Time.”

      1.2     Closing. The closing of the Merger (the “Closing”) shall take place at 10:00 a.m., Washington, D.C., time, on a date to be specified by the Buyer and the Company (the “Closing Date”), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VII (other than delivery of items to be delivered at the Closing and other than satisfaction of those conditions that by their nature are to be satisfied at the Closing, but subject to the delivery of such items and the satisfaction or waiver of such conditions at the Closing), at the offices of Shaw Pittman LLP, 2300 N Street, N.W., Washington, DC 20037, unless another date, place or time is agreed to in writing by the Buyer and the Company.

      1.3     Effects of the Merger. At the Effective Time: (i) the separate existence of the Company shall cease and the Company shall be merged with and into the Merger Sub (the Merger Sub and the Company are sometimes referred to below as the “Constituent Corporations” and the Merger Sub following the Merger is sometimes referred to below as the “Surviving Corporation”); (ii) the Articles of Incorporation of the Merger Sub shall be the Articles of Incorporation of the Surviving Corporation, and (iii) the Bylaws of the Merger Sub shall be the Bylaws of the Surviving Corporation. The Merger shall have the effects set forth in Section 3-114 of the MGCL and Section 490.1107 of the IBCA.

      1.4     Directors and Officers. The directors and officers of the Surviving Corporation shall be the directors and officers of the Merger Sub each to hold office from the Effective Time in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation and until his or her successor is duly elected and qualified.

      1.5     Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of the Company or the Buyer or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either the Company or the Buyer, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of the Company or the Buyer, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its rights, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of the Company or the Buyer, as applicable, and otherwise to carry out the purposes of this Agreement.

ARTICLE II

CONVERSION OF SECURITIES

      2.1     Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of the capital stock of the Company:

      (a) Cancellation of Treasury Stock and Buyer-Owned Stock. All shares of the Company’s common stock, $1.00 par value per share (“Company Common Stock” or “Common Stock”), that are owned by the Company as treasury stock or by any wholly owned Subsidiary (as defined in Section 3.1) of the Company and any shares of Company Common Stock owned by the Buyer or any other wholly owned Subsidiary of the Buyer shall be cancelled and shall cease to exist and no stock of the Buyer or other consideration shall be delivered in exchange therefor.

      (b) Exchange Ratio for Buyer Common Stock. Subject to Section 2.2, each share of Company Common Stock (other than shares to be cancelled in accordance with Section 2.1(a) and other than “Dissenting Shares” (as defined in Section 2.4 below)) issued and outstanding immediately prior to the Effective Time shall be automatically converted into the right to receive four (4) shares of common stock, par value $.001 per share, of the Buyer (the “Buyer Common Stock” and, collectively with the Company Common Stock, the “Merger Consideration”).

      As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration pursuant to this Section 2.1(b) to be issued in consideration therefor upon surrender of such certificate in accordance with Section 2.2, without interest.

      (c) Adjustments to Exchange Ratio. The exchange ratio with respect to the Buyer Common Stock (the “Exchange Ratio”) shall be adjusted to reflect fully the effect of any reclassification, combination, subdivision, stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Buyer Common Stock or Company Common Stock), reorganization, recapitalization or other like change with respect to Buyer Common Stock or Company Common Stock occurring (or for which a record date is established) after the date hereof and prior to the Effective Time.

      2.2     Surrender of Certificates.

      (a) Exchange Agent. Prior to the Effective Time, the Buyer shall designate and appoint a bank or trust company reasonably acceptable by the Company as agent for the benefit of the holders of shares of Company Common Stock (the “Exchange Agent”) for the purpose of exchanging certificates representing shares of Company Common Stock for the Merger Consideration.

      (b) Buyer to Provide Merger Consideration. Prior to the Effective Time, the Buyer will make available to the Exchange Agent, as needed, certificates representing the Buyer Common Stock in respect of the Merger Consideration to be paid in respect of shares of Buyer Common Stock in accordance with the terms of Section 2.1(a).

      (c) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the “Certificates”) that represented as of the Effective Time outstanding shares of Company Common Stock to be exchanged pursuant to Section 2.2(a), a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Surviving Corporation may reasonably specify) and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Buyer Common Stock which such holder has the right to receive pursuant to Section 2.1(a), after giving effect to any withholding rights described in Section 2.2(i) below, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each such Certificate shall, after the Effective Time, represent for all purposes only the right to receive the Merger Consideration and the other amounts, if any, specified in this Agreement.

      (d) Transfers of Ownership. If any portion of the Merger Consideration is to be paid to a Person other than the registered holder of the shares of Company Common Stock represented by the Certificate or Certificates surrendered in exchange therefor, it shall be a condition to such payment that the Certificate or Certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such shares of Company Common Stock or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable. For purposes of this Agreement, “Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including, without limitation, a government or political subdivision or any agency or instrumentality thereof.

      (e) No Transfers after Effective Time. After the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock. If, after the Effective Time, certificates representing shares of Company Common Stock are presented to the Surviving Corporation, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Section 2.2.

      (f) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to the Buyer Common Stock constituting all or a portion of the Merger Consideration shall be paid to the holder of any unsurrendered certificate representing Company Common Stock until such certificates are surrendered as provided in this Section 2.2. Subject to the effect of applicable laws, following such surrender, there shall be paid, without interest, to the record holder of the certificates representing the Buyer Common Stock, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time payable prior to or on the date of such surrender with respect to such whole shares of Company Common Stock, and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to the date of surrender and a payment date subsequent to the date of surrender payable with respect to such whole shares of Buyer Common Stock, less the amount of any withholding taxes which may be required thereon.

      (g) No Further Ownership Rights in Company Common Stock. The Merger Consideration issued or paid upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash or dividends or other distributions paid pursuant to Sections 2.2(f) or 2.2(h)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to such shares of Company Common Stock.

      (h) No Liability. To the extent permitted by law, none of the Buyer, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any holder of shares of Company Common Stock (or dividends or distributions with respect thereto) for any amount paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by holders of shares of Company Common Stock two (2) years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become the property of any governmental entity) shall, to the extent permitted by law, become the property of the Buyer free and clear of any claim or interest of any Person previously entitled thereto. Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.2(b) that remains unclaimed by the holders of shares of Company Common Stock six months after the Effective Time shall be returned to the Surviving Corporation, upon demand, and any such holder who has not exchanged his shares of Company Common Stock for the Merger Consideration in accordance with Section 2.2(c) hereof prior to that time shall thereafter look only to the Surviving Corporation for his claim for Buyer Common Stock and any dividends or distributions with respect to Buyer Common Stock.

      (i) Withholding Rights. The Buyer shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any other applicable provision of law. To the extent that amounts are so withheld by the Company, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Buyer.

      (j) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue or pay in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and unpaid dividends and distributions on shares of Buyer Common Stock deliverable in respect thereof pursuant to this Agreement.

      (k) Unvested Shares. If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then the shares of Buyer Common Stock issued in exchange for such shares of Company Common Stock shall also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Buyer Common Stock may accordingly be marked with appropriate legends. The Buyer shall take all action that may be necessary to ensure that, from and after the Effective Time, the Surviving Corporation is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

      2.3     Escrow Shares. The “Escrow Shares” shall mean 200,000 shares of Buyer Common Stock comprising a portion of the Merger Consideration payable to Di Paglia. The Escrow Shares shall be withheld from Di Paglia and deposited by the Buyer at the Closing with the Escrow Agent (as defined below in Section 6.8(e)(ii)) pursuant to an Escrow Agreement to be entered into in substantially the form of Exhibit B attached hereto (the “Escrow Deposit”).

      2.4     Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that were not voted in favor of the Merger and as to which there has been compliance with all of the relevant provisions of Sections 490.1302 through 49.1328 of the IBCA (the “Dissenting Shares”), shall not be converted into the right to receive the Merger Consideration except as provided in Section 490.1323 of the IBCA in the event of a withdrawal of a demand for appraisal.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to the Buyer that the statements contained in this Article III are true and correct, except as set forth herein or in the disclosure schedule delivered by the Company to the Buyer on or before the date of this Agreement (the “Company Disclosure Schedule”). The Company Disclosure Schedule is arranged in sections corresponding to the numbered and lettered sections contained in this Article III. Disclosure of any fact or item in any section of the Company Disclosure Schedule shall not, should the existence of the fact or item or its contents be relevant to any other section of the Company Disclosure Schedule, be deemed to be disclosed with respect to such other section.

      As used herein, “Company Material Adverse Effect” shall mean any fact, event, change, development, effect or circumstance that (i) is materially adverse to the business, condition (financial or otherwise), results of operations, assets, liabilities, properties or prospects of the Company, or (ii) would materially impair or delay the ability of the Company to perform its obligations hereunder, including the consummation of the Merger; provided, that (i) Company Material Adverse Effect shall not include (A) any adverse change, effect or circumstance arising out of or resulting from actions contemplated by the parties in connection with this Agreement or that is attributable to the announcement or performance of this Agreement or the transactions contemplated by this Agreement, or (B) changes that result from economic factors affecting the economy as a whole or changes that are the result of factors generally affecting the specific industry or markets in which the Company operates and competes (provided that such changes do not affect the Company in a substantially disproportionate manner).

      3.1     Organization, Standing and Power; Subsidiaries.

      (a) The Company is duly organized, validly existing and in good standing under the laws of the State of Iowa, has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly qualified or licensed to do business and is in good standing as a foreign entity in each jurisdiction in which the failure to be so qualified or licensed could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

      (b) The Company does not have any Subsidiaries. The Company does not own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, directly or indirectly, any equity or similar interest in, any Person. The Company does not directly or indirectly own any equity, membership, partnership or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity, membership, partnership or similar interest in, any corporation, partnership, joint venture, limited liability company or other business association or entity, whether incorporated or unincorporated.

      As used in this Agreement, the word “Subsidiary” means, with respect to a party, any corporation, partnership, joint venture, limited liability company or other business association or entity, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party and/or one or more of its Subsidiaries do not have a majority of the voting interest in such partnership), (ii) such party and/or one or more of its Subsidiaries holds voting power to elect a majority of the board of directors or other governing body performing similar functions, or (iii) such party and/or one or more of its Subsidiaries, directly or indirectly, owns or controls more than 50% of the equity, membership, partnership or similar interests.

      (c) The Company has made available to the Buyer complete and accurate copies of the Restated Articles of Incorporation and Bylaws of the Company. The Restated Articles of Incorporation and Bylaws of

the Company are in full force and effect, and no other organizational documents are applicable to or binding upon the Company.

      3.2     Capitalization.

      (a) The authorized capital stock of the Company consists of 5,000,000 shares of Company Common Stock. As of the close of business on the date of this Agreement, (i) 409,133 shares of Company Common Stock were issued and outstanding and (ii) no shares of Company Common Stock were held in the treasury of the Company.

      (b) There are no equity securities of any class of the Company, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding and (ii) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which the Company is a party or by which the Company is bound obligating the Company to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered or sold, additional shares of capital stock of the Company or any security or rights convertible into or exchangeable or exercisable for any such shares. The Company has no outstanding stock appreciation rights, phantom stock, performance based rights or similar rights or obligations (contingent or otherwise). To the Company’s Knowledge, except as set forth in the Shareholders’ Agreement, there are no agreements or understandings with respect to the voting (including voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any shares of capital stock of the Company. “Knowledge” means (i) in the case an individual, knowledge of a particular fact or other matter if (A) such individual is actually aware of such fact or other matter, or (B) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonable investigation concerning the existence of such fact or other matter, and (ii) in the case of an entity (other than an individual) such entity will be deemed to have “Knowledge” of a particular fact or other matter if any individual who is serving, or has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge (as contemplated by clause (A) above) of such fact or other matter.

      (c) All outstanding shares of Company Common Stock are, and all shares of Company Common Stock subject to issuance as specified in Section 3.2(b) above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the IBCA, the Company’s Articles of Incorporation or Bylaws or any agreement to which the Company is a party or is otherwise bound. There are no obligations, contingent or otherwise, of the Company to repurchase, redeem or otherwise acquire any shares of the Company Common Stock or the capital stock of the Company or to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, the Company or any other entity.

      (d) There are no restrictions of any kind which prevent the payment of dividends by the Company, and the Company is not subject to any obligation or requirement to provide funds for or to make any investment (in the form of a loan or capital contribution) to or in any Person.

      3.3     Authority; No Conflict; Required Filings and Consents.

      (a) The Company has all requisite corporate power and authority to enter into this Agreement and, subject to the approval of this Agreement by the Company’s shareholders under the IBCA, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval of this Agreement by the Company’s shareholders under the IBCA. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with their respective terms, except that the enforceability of this Agreement is subject only to the approval of this Agreement by the Company’s shareholders under the IBCA.

      (b) The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of, any provision of the Restated Articles of Incorporation or Bylaws of the Company, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require a consent or waiver under, or result in the creation of a security interest, lien, claim, pledge, agreement, limitations in the Company’s voting right, charge or other encumbrance of any nature on any of the properties or assets of the Company pursuant to any of the terms, conditions or provisions of, any material note, bond, mortgage, indenture, lease, license, contract or other agreement, instrument or obligation to which the Company is a party or by which any of them or any of their properties or assets may be bound, (iii) subject to compliance with the requirements specified in clauses (i), (ii) and (iii) of Section 3.3(c), conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its properties or assets; or (iv) require the Company under the terms of any material agreement, contract, arrangement or understanding to which it is a party or by which it or its assets are bound, to obtain the consent or approval of, or provide notice to, any other party to any such agreement, contract, arrangement or understanding.

      (c) No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a “Governmental Entity”) is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for (i) the filing of the Articles of Merger with the Secretary of State of the State of Iowa and appropriate corresponding documents with the Secretaries of State of other states in which the Company is qualified as a foreign corporation to transact business, (ii) the filing of reports with the Securities and Exchange Commission (the “SEC”) in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (iii) the compliance with any state securities laws.

      (d) As of the date hereof and as of the Effective Time, the Board of Directors of the Company has, at a meeting duly called and held, (i) unanimously approved and declared advisable this Agreement to which the Company is a party, (ii) determined that the transactions contemplated hereby are advisable, fair to and in the best interests of the shareholders of the Company, (iii) resolved to recommend approval of this Agreement and the Merger and the other transactions contemplated hereby to the shareholders of the Company and (iv) directed that this Agreement be submitted to the shareholders of the Company for their approval and authorization. The Board of Directors has not withdrawn, rescinded or modified such approvals, determination, and resolutions to recommend. The affirmative vote of a majority of all outstanding shares of Company Common Stock is the only vote of the holders of any class or series of capital stock of the Company necessary to approve and authorize this Agreement, the Merger and the other transactions contemplated hereby. As of the date of this Agreement, the holders of the Company Common Stock that are parties to the Shareholders’ Agreement own (beneficially and of record) and have the right to vote, in the aggregate, approximately 53% of the total issued and outstanding Company Common Stock.

      (e) There is no agreement or order binding upon the Company or any of its assets or properties which has had or could reasonably be expected to have the effect of prohibiting or impairing any business practice of the Company or the conduct of business by the Company as currently conducted or as proposed to be conducted by the Company. The Company is not subject to any non-competition, non-solicitation or similar restriction on its business.

      3.4     SEC Filings; Financial Statements; Information Provided.

      (a) All forms, reports and other documents required to be filed by the Company with the SEC since January 1, 2001 (including those that the Company may file after the date hereof until the Closing) are referred to herein as the “Company SEC Reports.” The Company SEC Reports (i) were or will be filed on a timely basis and (ii) were or will be prepared in compliance in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act, as the case may be, applicable to such Company SEC Reports. None of the Company SEC Reports when filed, after giving effect to any amendments and supplements thereto filed prior to the date hereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      (b) The management of the Company has (x) implemented disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the management of the Company by others within those entities, and (y) has disclosed, based on its most recent evaluation, to the Company’s outside auditors and the audit committee of the Board of Directors of the Company (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. A summary of any of those disclosures made by management to the Company’s auditors and audit committee is set forth in Section 3.4(b) of the Company Disclosure Schedule.

      (c) Each of the consolidated financial statements (including, in each case, any related notes and schedules) contained or to be contained in the Company SEC Reports (i) complied or will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were or will be prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by the SEC on Form 10-Q under the Exchange Act or for normal year-end adjustments) and (iii) fairly presented or will fairly present the financial position of Company as of the dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments that have not been and are not expected to be material to the Company. The unaudited balance sheet of the Company as of September 30, 2004 is referred to herein as the “Company Balance Sheet.”

      (d) The information to be supplied by the Company for inclusion in the registration statement on Form S-4 pursuant to which the Buyer Common Stock issued in connection with the Merger will be registered under the Securities Act (including any amendments or supplements, the “Registration Statement”), shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement not misleading. The information to be supplied by the Company for inclusion in the proxy statement/prospectus (the “Proxy Statement”) to be sent to the shareholders of the Company in connection with the meeting of the Company’s shareholders to consider the approval of this Agreement and the Merger (the “Company Meeting”) shall not, on the date the Proxy Statement is first mailed to shareholders of the Company, at the time of the Company Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Meeting that has become false or misleading. If at any time prior to the Effective Time any event relating to the Company or any Affiliate (as defined below) of the Company, officers or directors should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Company shall promptly inform the Buyer. As used in this Agreement, the term “Affiliate” shall have the same meaning as such term is defined in Rule 405 promulgated under the Securities Act. The Registration Statement shall comply in all material respects as to form and substance with the requirements of the Securities Act. The Proxy Statement shall comply in all material respects as to form and substance with the requirements of the Exchange Act. The Company makes no representation or warranty with respect to any information supplied by the Buyer that is contained in the Registration Statement or Proxy Statement.

      3.5     No Undisclosed Liabilities. The Company has no liabilities or obligations of any nature (whether absolute, accrued, fixed, contingent or otherwise), and there is no existing fact, condition or circumstance which could reasonably be expected to result in such liabilities or obligations, except liabilities or obligations (i) disclosed in the Company SEC Reports filed and publicly available prior to the date hereof or (ii) incurred in the ordinary course of business since September 30, 2004 which do not have, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

      3.6     Absence of Certain Changes or Events.

      (a) Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, there has not been, after the date of the Company Balance Sheet and prior to the date of this Agreement, any change, development, circumstance, condition, event, occurrence, damage, destruction or loss that has had or could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

      (b) During the period from September 30, 2004 to the date hereof, (i) there has not been any change by the Company in its accounting methods, principles or practices, any revaluation by the Company of any of its assets, including, writing down the value of inventory or writing off notes or accounts receivable and (ii) there has not been any action or event, and the Company has not agreed in writing or otherwise to take any action, that would have required the consent of the Buyer pursuant to Section 5.2 had such action or event occurred or been taken after the date hereof and prior to the Effective Time.

      3.7     Properties.

      (a) The Company owns good and marketable fee simple title to each of the real properties identified in Section 3.7(a) of the Company Disclosure Schedule (collectively, the “Company Properties” and each, a “Company Property”), which are all of the real properties owned by them as of the date hereof. Except (i) as set forth in the existing Title Policies (as defined in subsection (b) below) and (ii) for any easements granted in the ordinary course of business since the date of such Title Policies, none of which are material, no other Person has any real property ownership interest in any of the Company Properties. The Company Properties are not subject to any rights of way, written agreements, laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, “Property Restrictions”) or liens (including liens for Taxes), mortgages or deeds of trust, claims against title, charges which are liens, security interests or other encumbrances on title (the “Encumbrances”), except for (i) Property Restrictions imposed or promulgated by law or any Governmental Entity with respect to real property, including zoning regulations, which, individually or in the aggregate, would not have a Company Material Adverse Effect and (ii) Property Restrictions and Encumbrances disclosed on existing Title Policies and easements granted in the ordinary course of business since the date of such Title Policies, none of which would adversely effect the tenant’s obligation to pay rent under the applicable Company Lease (as defined below), would impair or otherwise diminish the value of or possible uses of the Company Property or would conflict with the Company Lease for said Company Property, and (iii) for those Company Properties where the Company does not have a Title Policy, only Property Restrictions and Encumbrances which do not adversely affect the tenant’s obligation to pay rent under Company Lease, which do not impair or otherwise diminish the value of or possible uses of the Company Property and which do not conflict with the Company Lease for said Company Property.

      (b) Valid policies of title insurance (the “Title Policies”) have been issued or irrevocably committed to be issued insuring the Company’s or the applicable Company Subsidiary’s fee simple title to each of the Company Properties owned by it, except for those Company Properties more particularly identified on Section 3.7(b) of the Company Disclosure Schedule, in amounts at least equal to the purchase price thereof paid by Company in the case of Company Properties owned by the Company, subject only to the matters and exceptions disclosed in such policies. Such policies are, at the date hereof, in full force and effect and copies of all such policies have been delivered or made available to the Buyer.

      (c) There has been no physical damage to any Company Properties.

      (d) The Company nor, to the Company’s Knowledge, any tenant under a Company Lease has received any notice with respect to any Company Property to the effect that any condemnation or rezoning proceedings are pending or threatened. All work to be performed, payments to be made and actions to be taken by the Company prior to the date hereof pursuant to any agreement entered into with a Governmental Entity in connection with a site approval, zoning reclassification or other similar action (e.g., local improvement district, road improvement district, environmental mitigation) have been performed, paid or taken, as the case may be, and to the Company’s Knowledge, no planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements are material to Company.

      (e) No Company Property is currently under development or subject to any agreement with respect to development, and the Company shall not enter into any such agreement between the date hereof and the Effective Time without the prior written approval of Buyer. For purposes of this Section 3.7(e), “development”shall not include capital improvements made in the ordinary course of business to existing Company Properties and repairs made to existing Company Properties.

      (f) None of the Company Properties and the use thereof by tenants and the condition thereof violate any applicable deed restrictions, lease restrictions, easements or other title restrictions, zoning or subdivision regulations, urban redevelopment plans, local, state or federal environmental law or regulation.

      (g) Each of the Company Properties are a separate parcel for real estate tax assessment purposes.

      3.8     Leases.

      (a) Section 3.8(a) of the Company Disclosure Schedule sets forth a true and complete list of the leases where the Company is lessor to which any Company Property is subject (each, a “Company Lease” and together, the “Company Leases”). Prior to the date hereof, true and correct copies of the Company Leases have been made available to the Buyer.

      (b) Each of the Company Leases is in full force and effect in accordance with its terms and, except as described in Section 3.8(b) of the Company Disclosure Schedule, all rents and additional rents due to date to the Company on each such lease have been received. The Company is not nor is it alleged to be and, to the Company’s Knowledge, no other party is or is alleged to be in default under, or in breach or violation of, any Company Lease and, to the Company’s Knowledge, no event has occurred which, with the giving of notice or passage of time or both, would constitute such a default, breach or violation.

      (c) Except as set forth on Section 3.8(c) of the Company Disclosure Schedule, the Company is not obligated under or bound by any option, right or first refusal, purchase Contract, or other Contract to sell or otherwise dispose of any Company Property or any other interest in any Company Property.

      (d) Section 3.8(c) of the Company Disclosure Schedule sets forth a copy of the rent roll of the Company (the “Company Rent Roll”) that lists each Company Lease in effect as of the dates set forth therein, and that is true, correct and complete.

      3.9     Taxes.

      (a) The Company and any consolidated, combined, unitary or aggregate group for tax purposes of which the Company is or has been a member has timely filed all Tax Returns (as defined below) required to be filed by it (after giving effect to any filed extension properly granted by a Tax Authority (as defined below) having authority to do so) and has timely paid all Taxes (as defined below) shown on such Tax Returns as required to be paid by it except Taxes that are being contested in good faith by appropriate proceedings and for which the Company shall have set aside on its books adequate reserves. There are no liens on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

      (b) Each such Tax Return is true, complete and accurate in all material respects. The Company Balance Sheet reflects an adequate reserve for all Taxes payable by the Company for all taxable periods and portions thereof through September 30, 2004. Since the date of the Company Balance Sheet, the Company has not incurred any liability for Taxes other than in the ordinary course of business. No material deficiencies for any Taxes have been proposed, asserted or assessed against the Company, and no requests for waivers of the time to assess any such Taxes are pending and no extensions of time to assess any such Taxes are in effect.

      (c) There is no audit or other proceeding presently pending or threatened with regard to any Tax of the Company. The Company has not received a written ruling from a Tax Authority relating to any Tax or entered into a written agreement with a Tax Authority relating to any Tax. No issue has been raised by any Tax Authority with respect to Taxes of the Company in any prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed Tax deficiency for any other taxable period. There are no existing circumstances which reasonably may be expected to result in the assertion of a claim for Taxes against the Company by any Tax Authority with respect to any period for which Tax Returns are required to have been filed or Tax is required to have been paid.

      (d) All Taxes required to be withheld, collected and paid over to any Tax Authority by the Company have been timely withheld, collected and paid over to the proper Tax Authority. There are no pending actions or proceedings by any Taxing Authority for assessment or collection of any Tax.

      (e) Complete copies of all of the following materials relating to all taxable years beginning on or after January 1, 2001 have been provided to the Buyer: (A) all federal, state and local income or franchise Tax Returns that have been filed by the Company, (B) any extensions filed with any Tax Authority that are currently in effect and all written communications with a Taxing Authority relating thereto, (C) all elections relating to Taxes which have continuing effect for taxable years ending after the Closing Date filed by or on behalf of the Company with any Tax Authority (other than elections which are included in or apparent from Tax Returns referred to in A above), (D) all examination reports relating to Taxes of the Company, and (E) all statements of Taxes assessed against the Company. To the extent requested, the Company has made available to Parent complete and accurate copies of all Tax documents relating to the Company.. The Company has not received notice of any claim by a Taxing Authority in a jurisdiction where the Company does not file Tax Returns that it is subject to taxation by the jurisdiction. The Company has not commenced activities in any jurisdiction which will result in an initial filing of any Tax Return with respect to Taxes imposed by a Tax Authority it had not previously been required to file in the immediately preceding taxable period.

      (f) Within the meaning of Section 280G of the Code, the Company is not a party to any contract, agreement, plan or arrangement requiring it to make payments to any person that would be “parachute payments” by reason of the consummation of the transactions contemplated by this Agreement. The Company is not obligated to make after the Closing any payment that would not be deductible pursuant to Sections 162(m) or 280G of the Code. The Company is not and has never been (nor does the Company have any liability for unpaid Taxes because it once was) a member of an affiliated, consolidated, combined or unitary group, and the Company is not a party to any Tax allocation or sharing agreement or is liable for the Taxes of any other person under Treasury Regulations §1.1502-6 (or any similar provision of state, local or foreign law), as transferee or successor, by contract, or otherwise.

      (g) The Company has not made an election under Section 341(f) of the Code.

      (h) The Company will not be required to include any material amount in taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of a change in the method of accounting for a taxable period ending prior to the Closing Date, any “closing agreement” as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign Tax Laws) entered into prior to the Closing Date, any sale reported on the installment method that occurred prior to the Closing Date, or any taxable income attributable to any amount that is economically accrued prior to the Closing Date. There is no application pending with any Tax Authority requesting permission for the Company to make any change in any accounting method, nor has the Company received any notice that a Tax Authority proposes to require a change in method of accounting.

      (i) For purposes of this Agreement, “Tax” or “Taxes” shall mean taxes and governmental impositions of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including those on or measured by or referred to as income, franchise, profits, gross receipts, capital ad valorem, custom duties, alternative or add-on minimum taxes, estimated, environmental, disability, registration, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, produc-

tion, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and interest, penalties and additions to tax imposed with respect thereto; and “Tax Returns” shall mean returns, reports and information statements, including any schedule or attachment thereto, with respect to Taxes required to be filed with any Tax Authority. As used in this Agreement, “Tax Authority” shall mean the Internal Revenue Service (the “IRS”) and any other domestic or foreign bureau, department, entity, agency or other Governmental Entity responsible for the administration of any Tax.

      3.10     Intellectual Property. The Company has sole title to and ownership of, or possesses legally enforceable rights to use under valid and subsisting written license agreements, all Intellectual Property (as defined below) of the Company. The Company has not misappropriated, is conflict with or is infringing upon the Intellectual Property of others.

      For purposes of this Agreement, with respect to any Person, “Intellectual Property” means all patents, trademarks, trade names, domain names, service marks and copyrights, any applications for and registrations of such patents, trademarks, trade names, domain names, service marks and copyrights, and all processes, formulae, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are used or necessary to conduct the business of the Person as currently conducted, or would be used or necessary as such business is planned to be conducted.

      3.11     Litigation. Except as described in Section 3.11 of the Company Disclosure Schedule or expressly described in the Company SEC Reports filed and publicly available prior to the date hereof, there is no action, suit, proceeding, claim, arbitration or investigation (a “Proceeding”) pending or, to the Company’s Knowledge, threatened against the Company. There are no judgments, orders or decrees outstanding against the Company.

      3.12     Environmental Matters.

      (a) The Company is currently and, at all times during the Company’s ownership or operation of its businesses and properties, has been, in material compliance with all applicable Environmental Laws.

      (b) No Environmental Claims have been asserted or assessed against the Company or, to the Company’s Knowledge, any tenant under any of the Company Leases with regard to any of the Company Properties, and no Environmental Claims are pending or, to the Company’s Knowledge, threatened against the Company or any tenants under any of the Company Leases with regard to any of the Company Properties.

      (c) There has not been, and is not now present, any Contamination at any property currently owned, leased or operated by the Company (including soils, groundwater, surface water in, on or under such properties), and no such property is in the National Priorities List or, to the Company’s Knowledge, any other list, schedule, log, inventory or record, however defined, maintained by any federal, state or local Governmental Entity with respect to sites from which there is or has been a Release of a Hazardous Substance.

      (d) There was no Contamination at any property formerly owned, leased or operated by the Company during, or to the Company’s Knowledge, prior to the period of ownership or operation by the Company (including soils, groundwater, surface water in, on or under such properties), and no such property is on the National Priorities List or, to the Company’s Knowledge, any other list, schedule, log, inventory or record, however defined, maintained by any federal, state or local Governmental Entity with respect to sites from which there is or has been a Release of a Hazardous Substance.

      (e) Neither the Company nor, to the Company’s Knowledge, any tenant of any Company Property is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances that obligates or may obligate the Company to pay money;

      (f) To the Company’s Knowledge, there are no events, conditions, circumstances, practices, plans, or legal requirements (in effect or reasonably anticipated), that could be expected to prevent the Company from, or materially increase the burden on the Company of complying with applicable Environmental Laws.

      (g) The Company has made available to the Buyer, prior to the execution and delivery of this Agreement, complete copies of any and all Environmental Documents pertaining to the Company Properties.

      (h) To the Company’s Knowledge, each of the representations and warranties above is true and correct with respect to any entity for which the Company has assumed or retained liability, whether by contract or operation of law.

      (i) For purposes of this Agreement, the following terms shall have the following meanings:

(i) “Environmental Law” means any law, statute, regulation, order, decree, permit, authorization, code, ordinance, rule, policy, opinion, consent decree, judicial order, administrative order, agency requirement, or common law of any jurisdiction relating to: (A) the environment, human health or safety associated with the environment, or natural resources; (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance; or (C) noise, odor, wetlands, pollution, Contamination or any injury or threat of injury to persons or property.

(ii) “Environmental Claims” means: (A) any claim, demand, action or proceeding brought or instigated by any Governmental Entity or other third party in connection with any Environmental Law (including without limitation civil, criminal and/or administrative proceedings), whether or not seeking costs, damages, penalties or expenses; and (B) third party claims, actions, demands or proceedings, based on negligence, trespass, strict liability, nuisance, toxic tort or detriment to human health or welfare due to any Release of a Hazardous Substance, and whether or not seeking costs, damages, penalties or expenses.

(iii) “Contamination” means the presence of, or Release on, under, from or to the environment of any Hazardous Substance, except the routine storage and use of Hazardous Substances from time to time in the ordinary course of business, in compliance with Environmental Laws and with good commercial practice.

(iv) “Release” means mean the spilling, leaking, disposing, discharging, emitting, depositing, injecting, leaching, escaping or any other release or threatened release and whether intentional or unintentional, of any Hazardous Substance.

(v) “Hazardous Substance” means: (A) any hazardous substance, pollutant or contaminant, as such terms are defined under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. §§ 9601 et seq., or analogous state Environmental Law; (B) any petroleum or petroleum product or by-product, asbestos or asbestos-containing material, urea-formaldehyde, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; and (C) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to or could give rise to liability under any Environmental Law.

(vi) “Environmental Documents” means, for any Person: (A) any and all documents received by the Person or its Subsidiaries from the United States Environmental Protection Agency (“EPA”) or any other Governmental Entity concerning the environmental condition of any property owned, leased or operated at any time by the Person or any Subsidiary of the Person, or the effect of the Person’s business operations or the business operations of any Subsidiary of the Person on the environmental condition of such property; (B) any and all documents submitted by the Person or any Subsidiary of the Person during the past five years to the EPA or any state, county or municipal environmental or health agency concerning the environmental condition of any property owned, leased or operated at any time by the Person or any Subsidiary of the Person, or the effect of the Person’s business operations or the business operations of any Subsidiary of the Person on the environmental condition of such property, and (C) any report, study, assessment, audit, or other similar document that addresses any issue of actual or potential noncompliance with, actual or potential liability under or cost arising out of, or actual or potential impact on business in connection with, any Environmental Law or any proposed or anticipated change in or addition to Environmental Law, that may in any way affect the Person or any entity for which it may be liable or any Subsidiary of the Person.

      3.13     Benefit Plans.

      (a) For purposes of this Agreement, the following terms shall have the following meanings: (i) “Benefit Plan” means any “employee pension benefit plan” (as defined in Section 3(2) of ERISA), any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, whether for the benefit of a single individual or a group of individuals, including, but not limited to, insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock and stock appreciation rights; (ii) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; (iii) “ERISA Affiliate” means any entity which is, or at any applicable time was, a member of (A) a controlled group of corporations (as defined in Section 414(b) of the Code), (B) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (C) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company, and (iv) “Company Plan” means any Benefit Plan maintained, or contributed to, by the Company or any ERISA Affiliate, or any Benefit Plan with respect to which the foregoing parties has or reasonably could be expected to have any liability. Each Company Plan is identified on Schedule 3.13(a) of the Company’s Disclosure Schedule. With respect to each Company Plan, true, correct and complete copies of all of the following documents, if applicable, have been delivered or made available to Buyer: (i) all plan documents and amendments thereto; (ii) written descriptions of any unwritten plans or policies; (iii) all trust agreements, annuity contracts, insurance policies and other documents relating to the funding or payment of benefits under the Company Plan; (iv) all service contracts and agreements; (v) the three (3) most recent Forms 5500 and any financial statements attached thereto; (vi) the most recent actuarial and valuation report; (vii) the most recent IRS determination letter and all requests for rulings or determinations concerning such Company Plan requested from the IRS subsequent to the date of that letter; (viii) the most recent IRS opinion letter; (ix) the most recent summary plan description, summary of material modifications, and summary annual report, and/or written interpretation of the Company Plan; (x) copies of the nondiscrimination (including section 415) testing for the last three (3) years, and (xi) all other documents, forms or other instruments relating to Company Plans reasonably requested by Buyer.

      (b) Each Company Plan has at all times complied, in form and in operation and administration, in all material respects in accordance with its terms and all applicable laws, including, without limitation, the Code and ERISA, and each of the Company and any ERISA Affiliates has in all material respects met its obligations with respect to such Company Plan and has made all required contributions thereto (or reserved such contributions on the Company Balance Sheet).

      (c) With respect to the Company Plans, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP, on the financial statements of the Company. No Company Plan is maintained by the Company that provides health coverage to former employees, officers or directors of the Company, except as is required under Section 4980B of the Code. The Company has no liability with respect to any Company Plan maintained by an ERISA Affiliate.

      (d) Each of the Company Plans that is intended to be qualified under Section 401(a) of the Code has received determination letters from the IRS to the effect that such Company Plan is qualified and the plans and trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked and, to the Company’s Knowledge, revocation has not been threatened. No lawsuit or other action has been brought or, to the Company’s Knowledge, threatened with respect to any Company Plan (excluding claims for benefits brought in the ordinary course of plan activities) and no audit, examination or other action has been brought or, to the Company’s Knowledge, threatened with respect to any Company Plan by any Governmental Entity. The Company has incurred no tax liability under Sections 4971 through 4980B and 4980D of the Code or civil liability under Sections 502(i) or (l) of ERISA.

      (e) Neither the Company nor any ERISA Affiliate has (i) ever maintained a Company Plan which was ever subject to Section 412 of the Code or Title IV of ERISA or (ii) ever been obligated to contribute to a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA). No Company Plan is funded by, associated with or related to a “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Code.

      (f) There has been no amendment to, written interpretation of or announcement by the Company or any ERISA Affiliate relating to, or change in employee participation or coverage under, any Company Plan that would result in a material increase in the expense of maintaining such Company Plan above the level of the expense incurred in respect thereof for the fiscal year of the Company ended prior to the date hereof. Neither the Company nor any ERISA Affiliate has any plan or commitment, whether legally binding or not, to create any additional Company Plan, or to modify or change any existing Company Plan that would affect any current or former employee, officer or director of the Company or any ERISA Affiliate.

      (g) There has been no non-exempt “prohibited transaction,” as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Company Plan; there any current or threatened security interests, liens, claims, pledges, agreements, charges or other encumbrances of any nature on the assets of any Company Plan; the transactions contemplated herein will not directly or indirectly result in an increase of benefits, acceleration of vesting or acceleration of timing for payment of any benefit to any participant or beneficiary, except as disclosed in Section 3.13(h) of the Company Disclosure Schedule. No assets of any Company Plan are invested, directly or indirectly, in real or personal property used by the Company or any ERISA Affiliate. There are sufficient liquid assets in each of the funded Company Plans to promptly pay for the benefits earned and other liabilities owed under such Company Plan. With respect to each Company Plan, no insurance contract, annuity contract, or other agreement or arrangement with any financial or other organization would impose any penalty, discount or other reduction on account of the withdrawal of assets from such organization or the change in the investment of such assets.

      (h) Each Company Plan that is a “group health plan” (within the meaning of Code Section 5000(b)(1)) has been operated in compliance in all material respects with the group health plan continuation coverage requirements of Section 4980B of the Code and Sections 601 through 608 of ERISA (“COBRA Coverage”), Section 4980D of the Code and Sections 701 through 707 of ERISA, Title XXII of the Public Health Service Act and the provisions of the Social Security Act and applicable state and federal privacy requirements, to the extent such requirements are applicable. Except as disclosed in Section 3.13(i) of the Company Disclosure Schedule, no Company Plan or written or oral agreement exists which obligates the Company to provide health care coverage, medical, surgical, hospitalization, death or similar benefits (whether or not insured) to any current or former employee, officer or director of the Company following such individual’s termination of service with the Company, other than COBRA Coverage.

      3.14     Compliance. The Company is in compliance with (i) the Restated Articles of Incorporation or Bylaws of the Company, (ii) the terms of all material notes, bonds, mortgages, indentures, leases, licenses, contracts or other agreements, instruments or obligations to which the Company is a party or by which any of them or any of their properties or assets may be bound, (iii) all material permits, concessions, franchises, licenses, judgments, injunctions, orders, decrees, statutes, laws, ordinances, rules or regulations applicable to the Company or any of its properties or assets. The Company has not received notice of any revocation or modification of any permit, concession, franchise, license, judgment, injunction, order or decree of any Governmental Entity that is material to the Company.

      3.15     Employment and Labor Matters.

      (a) Section 3.15(a) of the Company Disclosure Schedule identifies all employees and consultants employed or engaged by the Company and sets forth each such individual’s rate of pay or annual compensation, job title and date of hire. Except as set forth in Section 3.15(a) of the Company Disclosure Schedule, there are no employment, consulting, collective bargaining, severance pay, continuation pay, termination or indemnification agreements or other similar contracts of any nature (whether in writing or not) between the Company and any current or former shareholder, officer, director, employee, consultant, labor organization or other representative of any of the Company’s employees, nor is any such contract presently being negotiated. The Company is not delinquent in payments to any of its employees or consultants for any wages, salaries, commissions, bonuses, benefits or other compensation for any services or otherwise arising under any policy, practice, agreement, plan, program or law. Except as set forth in Section 3.15(a) of the

Company Disclosure Schedule, the Company is not liable for any severance pay or other payments to any employee or former employee arising from the termination of employment, nor will the Company have any liability under any benefit or severance policy, practice, agreement, plan, or program which exists or arises, or may be deemed to exist or arise, under any applicable law or otherwise, as a result of or in connection with the transactions contemplated hereunder or as a result of the termination by the Company of any persons employed by the Company on or prior to the Effective Time. There is no pending or, to the Company’s Knowledge, threatened Proceeding, unfair labor practice charge, or other charge or inquiry against the Company brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of the Company’s employee, or other individual or any Governmental Entity with respect to employment practices brought by or before any Governmental Entity.

      (b) Except as set forth in Section 3.15(b) of the Company Disclosure Schedule, there are no controversies pending or threatened, between the Company and any of their respective employees; the Company is not a party to any collective bargaining agreement or other labor union contract applicable to Persons employed by the Company nor are there any activities or proceedings of any labor union to organize any such employees of the Company.

      3.16     Insurance. Section 3.16 of the Company Disclosure Schedule sets forth a true and complete list of all material insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company (“Company Insurance Policies”). Each Company Insurance Policy is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full. To the Company’s Knowledge, none of the Company Insurance Policies will terminate or lapse by reason of the transactions contemplated by this Agreement. The Company has complied in all material respects with the provisions of each Company Insurance Policy under which it is the insured party. No insurer under any Company Insurance Policy has canceled or generally disclaimed liability under any such policy or indicated any intent to do so or not to renew any such policy. All material claims under the Company Insurance Policies have been filed in a timely fashion.

      3.17     Opinion of Financial Advisor. Houlihan Lokey Howard & Zukin, financial advisor to the Board of Directors of the Company (the “Board”), has delivered to the Board of Directors of the Company an opinion to the effect that the Merger Consideration payable in the Merger is fair to the Company from a financial point of view. The Company has provided copies of such opinion to the Buyer. Such opinion has not been withdrawn, revoked or modified.

      3.18     Related Party Transactions. Section 3.18 to the Company Disclosure Schedule sets forth a list of all material arrangements, agreements and contracts entered into by the Company that are in effect and which are with (a) any investment banker or financial advisor, in each case, relating to any obligation to make, or which could result in the making of, any payment (except pursuant to indemnification obligations) or (b) any Person who is an officer, director, shareholder or Affiliate of the Company, any relative of any of the foregoing or any entity of which any of the foregoing is an Affiliate (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses). Such documents, copies of all of which have previously been delivered or made available to the Buyer, are listed in Schedule 3.18 to the Company Disclosure Schedule.

      3.19     Payments to Employees, Officers or Directors. Section 3.19 to the Company Disclosure Schedule contains a true and complete list of all Company Plans to which any employee, officer or director of the Company will accrue or receive additional benefits or rights of any kind, including the right to receive any parachute payment as defined in Section 280G of the Code, as a result of any of the transactions contemplated herein or a termination of service subsequent to the consummation of any of the transactions contemplated herein, and the value of those benefits and rights Except as described in Schedule 3.19 of the Company Disclosure Schedule, there is no agreement or arrangement with any employee, officer or other service provider under which the Company has agreed to pay any tax that might be owed under Section 4999 of the Code with respect to payments to such individuals.

      3.20     Permits. The Company has all material permits, licenses and franchises from Governmental Entities required to conduct their businesses as now being conducted or as presently contemplated to be conducted (the “Company Permits”). The Company is in material compliance with the terms of the Company Permits. There is no pending threat of modification or cancellation of any Company Permit. To the Company’s Knowledge and except to the extent caused by the lack of one or more approvals, notifications, reports or other filings set forth in Section 3.3(c) of this Agreement, no Company Permit will cease to be effective as a result of the consummation of transactions contemplated by this Agreement.

      3.21     Material Agreements.

      (a) Section 3.21(a) of the Company Disclosure Schedule sets forth a true and complete list, and if oral, an accurate and complete summary, of all material notes, bonds, mortgages, indentures, leases, licenses, contracts or other agreements, instruments or obligations to which the Company is a party or by which any of them or any of their properties or assets may be bound as of the date hereof (collectively, “Material Agreements”), including the following agreements:

(i) employment contracts with officers of the Company and other contracts with current or former officers, directors or shareholders of the Company, and all severance, change in control or similar contracts with any current or former shareholders, directors, officers, employees or agents of the Company that will result in any obligation (absolute or contingent) of the Company to make any payment to any current or former shareholders, directors, officers, employees or agents of the Company following either the consummation of the transactions contemplated hereby, termination of employment (or the relevant relationship), or both;

(ii) labor contracts (if any);

(iii) other than the Company Leases, contracts involving annual revenues, expenditures or liabilities in excess of $50,000 per annum or $150,000 in the aggregate which are not cancelable (without material penalty, cost or other liability) within 60 days;

(iv) promissory notes, loans, agreements, indentures, evidences of indebtedness or other instruments and contracts providing for the borrowing or lending of money, whether as borrower, lender or guarantor, in each case, relating to indebtedness or obligations in excess of $50,000;

(v) contracts containing a covenant limiting or purporting to limit the freedom of the Company to engage in any line of business or compete with any Person or operate at any location in the world;

(vi) joint venture or partnership agreements or joint development, distribution or similar agreements pursuant to which any third party is entitled or obligated to develop or distribute any products on behalf of the Company or any of its Subsidiaries or pursuant to which the Company or any of its Subsidiaries is entitled or obligated to develop or distribute any products on behalf of any third party;

(vii) contracts for the acquisition, directly or indirectly (by merger or otherwise) of material assets (whether tangible or intangible) or the capital stock of another Person;

(viii) contracts involving the issuance or repurchase of any capital stock of the Company;

(ix) contracts under which the Company has granted or received exclusive rights;

(x) any interest rate swaps, caps, floors or option agreements or any other interest rate risk management arrangement or foreign exchange Contracts; and

(xi) contracts for the license or supply of any geographic or similar data to the Company.

      True and complete copies of all written Material Agreements have been delivered or been made available to Buyer by the Company.

      For purposes of this Agreement, “indebtedness” means, with respect to any person, without duplication, (A) all obligations of such person for borrowed money, or with respect to deposits or advances of any kind to such person, (B) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (C) all obligations of such person upon which interest charges are customarily paid, (D) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (E) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding obligations of such person or creditors for raw materials, inventory, services and supplies incurred in the ordinary course of such person’s business), (F) all capitalized lease obligations of such person, (G) all obligations of such person under interest rate or currency hedging transactions (valued at the termination value thereof), (H) all letters of credit issued for the account of such person and (I) all guarantees and arrangements having the economic effect of a guarantee of such person of any indebtedness of any other person.

      (b) Other than Material Agreements that have terminated or expired in accordance with their terms, each Material Agreement is in full force and effect, is a valid and binding obligation of the Company and of each other party thereto and is enforceable, in accordance with its terms, against the Company and against each other party thereto, and such Material Agreements will continue to be valid, binding and enforceable in accordance with their respective terms and in full force and effect immediately following the consummation of the transactions contemplated hereby, with no material alteration or acceleration or increase in fees or liabilities. The Company is not nor is alleged to be and, to the Company’s Knowledge, no other party is or is alleged to be in default under, or in breach or violation of, any Material Agreement and, to the Company’s Knowledge, no event has occurred which, with the giving of notice or passage of time or both, would constitute such a default, breach or violation. The designation or definition of Material Agreements for purposes of this Section 3.21 and the disclosures made pursuant thereto shall not be construed or utilized to expand, limit or define the terms “material” and “Company Material Adverse Effect” as otherwise referenced and used in this Agreement.

      3.22     Section 490.1110 of the IBCA Not Applicable. The Board has taken all actions necessary so that the restrictions contained in Section 490.1110 of the IBCA applicable to a “business combination” (as defined therein) will not apply to the execution, delivery or performance of this Agreement or the consummation of the Merger. No Iowa law or other takeover statute or similar law and no provision of the Articles of Incorporation or Bylaws, or other organizational documents or governing instruments of the Company or any Material Agreement to which any of them is a party would or would purport to impose restrictions which might adversely affect or delay the consummation of the transactions contemplated by this Agreement.

      3.23     Tax Matters. To the Company’s Knowledge, after consulting with its independent auditors and outside legal counsel, the Company has neither taken nor agreed to take any action which would prevent the Merger from constituting a transaction qualifying as a reorganization under Section 368(a) of the Code.

      3.24     Brokers. No agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with any of the transactions contemplated by this Agreement, except Houlihan Lokey Howard & Zukin whose fees and expense will be paid by the Company and fees paid to pursuant to Section 6.12. The Company has delivered to the Buyer a complete and accurate copy of the agreement pursuant to which Houlihan Lokey Howard & Zukin is entitled to any fees and expenses in connection with any of the transactions contemplated by this Agreement.

      3.25     No Ownership of Buyer Securities. The Company does not own nor has it ever owned any shares of Buyer Common Stock or any other securities of the Buyer.

      3.26     Disclosure. The representations and warranties by the Company in this Agreement and the documents referred to herein (including the Schedules and Exhibits hereto), taken together with all the other information provided to Buyer or its representatives in connection with the transactions contemplated hereby, do not contain any statements of a material fact or omit to state any material fact necessary, in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE BUYER AND MERGER SUB

      The Buyer and Merger Sub represent and warrant to the Company that the statements contained in this Article IV are true and correct, except as set forth herein or in the disclosure schedule delivered by the Buyer to the Company on or before the date of this Agreement (the “Buyer Disclosure Schedule”). The Buyer Disclosure Schedule is arranged in sections corresponding to the numbered and lettered sections contained in this Article IV. Disclosure of any fact or item in any section of the Buyer Disclosure Schedule shall not, should the existence of the fact or item or its contents be relevant to any other section of the Buyer Disclosure Schedule, be deemed to be disclosed with respect to such other section.

      As used herein, “Buyer Material Adverse Effect” shall mean any fact, event, change, development, effect or circumstance that (i) is materially adverse to the business, condition (financial or otherwise), results of operations, assets, liabilities, properties or prospects of the Buyer and its Subsidiaries, taken as a whole, or (ii) would materially impair or delay the ability of the Buyer to perform its obligations hereunder, including the consummation of the Merger; provided, that (i) Buyer Material Adverse Effect shall not include (A) any adverse change, effect or circumstance arising out of or resulting from actions contemplated by the parties in connection with this Agreement or that is attributable to the announcement or performance of this Agreement or the transactions contemplated by this Agreement, (B) any adverse change in the trading prices for the Buyer’s stock, or (C) changes that result from economic factors affecting the economy as a whole or changes that are the result of factors generally affecting the specific industry or markets in which the Buyer operates and competes (provided that such changes do not affect the Company in a substantially disproportionate manner), and (ii) any failure of the Buyer to meet the financial projections of any analyst shall not, in and of itself, be taken into account in determining whether there has been a Buyer Material Adverse Effect.

      4.1     Organization, Standing and Power.

      (a) Each of the Buyer, its Subsidiaries and Merger Sub is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly qualified or licensed to do business and is in good standing as a foreign entity in each jurisdiction in which the failure to be so qualified or licensed could not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect.

      (b) Section 4.1(b) of the Buyer Disclosure Schedule sets forth, as of the date hereof, a true and complete list of all of the Buyer’s directly and indirectly owned Subsidiaries, together with the jurisdiction of incorporation or organization of each Subsidiary and the percentage of each Subsidiary’s outstanding capital stock or other equity or other interest owned by the Buyer or another Subsidiary of the Buyer. Except as set forth in Section 4.1(b) of the Buyer Disclosure Schedule, neither the Buyer nor any of its Subsidiaries owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, directly or indirectly, any equity or similar interest in, any Person. Except as disclosed on Section 4.1(b) of the Buyer Disclosure Schedule, neither the Buyer nor any of its Subsidiaries directly or indirectly owns any equity, membership, partnership or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity, membership, partnership or similar interest in, any corporation, partnership, joint venture, limited liability company or other business association or entity, whether incorporated or unincorporated.

      (c) Section 4.1(c) of the Buyer Disclosure Schedule lists the joint ventures of the Buyer, partnerships and limited liability companies (the “Buyer Joint Ventures”).

      (d) The Buyer has made available to the Company complete and accurate copies of: (i) the First Amended and Restated Articles of Incorporation, as amended, and Bylaws of the Buyer; (ii) the charter, bylaws or other organization documents of each Subsidiary of the Buyer, including Merger Sub; and (iii) the agreements governing the Buyer Joint Ventures. The First Amended and Restated Articles of Incorporation, as amended, and Bylaws of the Buyer and the charter, bylaws or other organization documents of each Subsidiary of the Buyer are in full force and effect, and no other organizational documents are applicable to or binding upon the Buyer or its Subsidiaries.

      4.2     Capitalization.

      (a) The authorized capital stock of the Buyer consists of 190,000,000 shares of Buyer Common Stock; 15,000,000 shares of preferred stock (the “Buyer Preferred Stock”), $.01 par value per share, of which 2,187,209 shares are designated as 9% Series A Non-Voting Preferred Stock (the “Buyer Series A Preferred Stock”) and 10,000 shares are designated as 6.70% Series B Cumulative Convertible Perpetual Preferred Stock (the “Buyer Series B Preferred Stock”); and 205,000,000 shares of excess stock, $.01 par value per share (the “Buyer Excess Stock”). As of the close of business on the date of this Agreement, (i) 52,077,825 shares of Buyer Common Stock were issued and outstanding, (ii) no shares of Buyer Common Stock were held in the treasury of the Buyer or by Subsidiaries of the Buyer, (iii) 1,781,589 shares of Buyer Series A Preferred Stock were issued and outstanding, (iv) 10,000 shares of Buyer Series B Preferred Stock were issued and outstanding and (v) no shares of Buyer Excess Stock were issued and outstanding.

      (b) As of the date of this Agreement, 1,440,136 shares of Buyer Common Stock were reserved for future issuance pursuant to stock compensation granted pursuant to the 2000 Performance Incentive Plan (the “Buyer Stock Plan”). As of the date of this Agreement, no awards have been granted under the Buyer Stock Plan. Except as set forth in this Section 4.2, as reserved for future grants under the Buyer Stock Plan (i) there are no equity securities of any class of the Buyer or any of its Subsidiaries (other than equity securities of any such Subsidiary that are directly or indirectly owned by the Buyer), or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding and (ii) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which the Buyer or any of its Subsidiaries is a party or by which the Buyer or any of its Subsidiaries is bound obligating the Buyer or any of its Subsidiaries to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered or sold, additional shares of capital stock of the Buyer or any of its Subsidiaries or any security or rights convertible into or exchangeable or exercisable for any such shares. Neither the Buyer nor any of its Subsidiaries has outstanding any stock appreciation rights, phantom stock, performance based rights or similar rights or obligations (contingent or otherwise). To the Buyer’s Knowledge, there are no agreements or understandings with respect to the voting (including voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any shares of capital stock of the Buyer or any of its Subsidiaries.

      (c) All outstanding shares of Buyer Common Stock are, and all shares of Buyer Common Stock subject to issuance as specified in Section 4.2(b) above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the MGCL, the Buyer’s First Amended and Restated Articles of Incorporation, as amended, of the Registrant or Bylaws or any agreement to which the Buyer is a party or is otherwise bound. There are no obligations, contingent or otherwise, of the Buyer or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of the Buyer Common Stock or the capital stock of the Buyer or any of its Subsidiaries or to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, the Buyer or any Subsidiary of the Buyer or any other entity, other than guarantees of bank obligations of Subsidiaries of the Buyer entered into in the ordinary course of business.

      (d) All of the outstanding shares of capital stock of each of the Buyer’s Subsidiaries are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and all such shares are owned, of record and beneficially, by the Buyer or another Subsidiary of the Buyer free and clear of all security interests, liens, claims, pledges, agreements, limitations in the Buyer’s voting rights, charges or other encumbrances of any nature.

      (e) There are no restrictions of any kind which prevent the payment of dividends by any of the Buyer’s Subsidiaries, and neither the Buyer nor any of its Subsidiaries is subject to any obligation or requirement to provide funds for or to make any investment (in the form of a loan or capital contribution) to or in any Person.

      4.3     Authority; No Conflict; Required Filings and Consents.

      (a) The Buyer and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by the Buyer and Merger Sub have been duly authorized by all necessary corporate action on the part of the Buyer and Merger Sub. This Agreement has been duly executed and delivered by the Buyer and Merger Sub and constitutes the valid and binding obligation of the Buyer and Merger Sub, enforceable in accordance with its terms.

      (b) The execution and delivery of this Agreement by the Buyer and Merger Sub does not, and the consummation of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of, any provision of the First Amended and Restated Articles of Incorporation, as amended or Bylaws of the Buyer or the charter, Bylaws, or other organizational document of any of its Subsidiaries, including the Merger Sub, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require a consent or waiver under, or result in the creation of a security interest, lien, claim, pledge, agreement, limitations in the Buyer’s voting right, charge or other encumbrance of any nature on any of the properties or assets of the Buyer or any of its Subsidiaries pursuant to any of the terms, conditions or provisions of, any material note, bond, mortgage, indenture, lease, license, contract or other agreement, instrument or obligation to which the Buyer or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, (iii) subject to compliance with the requirements specified in clauses (i), (ii) and (iii) of Section 4.3(c), conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to the Buyer or any of its Subsidiaries or any of its or their properties or assets; or (iv) require the Buyer under the terms of any material agreement, contract, arrangement or understanding to which it is a party or by which it or its assets are bound, to obtain the consent or approval of, or provide notice to, any other party to any such agreement, contract, arrangement or understanding.

      (c) No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity is required by or with respect to the Buyer or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for (i) the filing of the Articles of Merger with the Maryland Department of Assessments and Taxation and appropriate corresponding documents with the Secretaries of State of other states in which the Buyer is qualified as a foreign corporation to transact business, (ii) the filing of reports with the SEC in accordance with the Exchange Act, and (iii) the compliance with any state securities laws.

      (d) As of the date hereof and as of the Effective Time, the Board of Directors of the Buyer has, at a meeting duly called and held, unanimously determined that the Merger and related transactions contemplated hereby are advisable, fair to and in the best interests of the stockholders of the Buyer on substantially the terms and conditions presented to the Board of Directors. The Board of Directors has not withdrawn, rescinded or modified such determination and resolutions to recommend.

      (e) There is no agreement or order binding upon the Buyer or any of its Subsidiaries or any of their assets or properties which has had or could reasonably be expected to have the effect of prohibiting or impairing any business practice of the Buyer or any of its Subsidiaries or the conduct of business by the Buyer or any of its Subsidiaries as currently conducted or as proposed to be conducted by the Buyer or any of its Subsidiaries. Neither the Buyer nor any of its Subsidiaries is subject to any non-competition, non-solicitation or similar restriction on their respective businesses.

      4.4     SEC Filings; Financial Statements.

      (a) All forms, reports and other documents required to be filed by the Buyer with the SEC since September 30. 2004 (including those that the Buyer may file after the date hereof until the Closing) are referred to herein as the “Buyer SEC Reports.” The Buyer SEC Reports (i) were or will be filed on a timely basis and (ii) were or will be prepared in compliance in all material respects with the applicable requirements of the Securities Act, and the Exchange Act, as the case may be, applicable to such Buyer SEC Reports.

None of the Buyer SEC Reports when filed, after giving effect to any amendments and supplements thereto filed prior to the date hereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Buyer’s Subsidiaries has filed, or is obligated to file, any forms, reports, schedules, statements or other documents with the SEC.

      (b) Each of the consolidated financial statements (including, in each case, any related notes and schedules) contained or to be contained in the Buyer SEC Reports (i) complied or will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by the SEC on Form 10-Q under the Exchange Act or for normal year-end adjustments) and (iii) fairly presented or will fairly present the financial position of Buyer as of the dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments that have not been and are not expected to be material to the Buyer. The unaudited balance sheet of the Buyer as of September 30, 2004 is referred to herein as the “Buyer Balance Sheet.”

      (c) The information to be supplied by the Buyer for inclusion in the Registration Statement, shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement not misleading. The information to be supplied by the Buyer for inclusion in the Proxy Statement shall not contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to the Buyer or any Affiliate (as defined below) of the Buyer, officers or directors should be discovered by the Buyer which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Buyer shall promptly inform the Buyer. The Proxy Statement shall comply in all material respects as to form and substance with the requirements of the Exchange Act. The Buyer makes no representation or warranty with respect to any information supplied by the Company which is contained in the Registration Statement or Proxy Statement.

      4.5     No Undisclosed Liabilities; Indebtedness.

      (a) Neither the Buyer nor any of its Subsidiaries has any liabilities or obligations of any nature (whether absolute, accrued, fixed, contingent or otherwise), and there is no existing fact, condition or circumstance which could reasonably be expected to result in such liabilities or obligations, except liabilities or obligations (i) disclosed in the Buyer SEC Reports filed and publicly available prior to the date hereof or (ii) incurred in the ordinary course of business since September 30, 2004 which do not have, and could not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.

      4.6     Absence of Certain Changes or Events.

      (a) Except as disclosed in the Buyer SEC Reports filed prior to the date of this Agreement, there has not been, after the date of the Buyer Balance Sheet and prior to the date of this Agreement, any change, development, circumstance, condition, event, occurrence, damage, destruction or loss that has had or could reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.

      (b) During the period from September 30, 2004 to the date hereof, (i) there has not been any change by the Buyer in its accounting methods, principles or practices, any revaluation by the Buyer of any of its assets, including, writing down the value of inventory or writing off notes or accounts receivable and (ii) there has not been any action or event, and neither the Buyer nor any of its Subsidiaries has agreed in writing or otherwise to take any action, that would have required the consent of the Buyer pursuant to Section 5.1 had such action or event occurred or been taken after the date hereof and prior to the Effective Time.

      (c) Except as disclosed in the Buyer SEC Reports filed prior to the date of this Agreement, there has not been, after the date of the Buyer Balance Sheet and prior to the date of this Agreement, any event, change or development in the business, financial condition or operations of the Buyer and its Subsidiaries, taken as a whole, which, individually or in the aggregate, has had a Buyer Material Adverse Effect.

      (d) During the period from March 31, 2001 to the date hereof, (i) there has not been any change by the Buyer in its accounting methods, principles or practices, any revaluation by the Buyer of any of its assets, including, writing down the value of inventory or writing off of notes or accounts receivable, and (ii) there has not been any action or event, and neither the Buyer nor any of its Subsidiaries has agreed in writing or otherwise to take any action, that would have required the consent of the Company pursuant to Section 5.2 had such action or event occurred or been taken after the date hereof and prior to the Effective Time.

      4.7     No Ownership of Company Securities. Neither the Buyer nor any Subsidiary of the Buyer owns or has ever owned any shares of Company Common Stock or any other securities of the Company.

ARTICLE V

CONDUCT OF BUSINESS

      5.1     Covenants of the Company. Except as provided herein or as consented to in writing by the Buyer and Merger Sub, which consent shall not be unreasonably withheld, conditioned, or delayed from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, the Company (i) shall, in all material respects, carry on its business in the ordinary course consistent with past practice in compliance with applicable laws, use commercially reasonable efforts, as determined in good faith by the Company, to maintain and preserve their respective business organizations, assets, officers, employees and business relationships and to maintain in effect its contracts and (ii) shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, do any of the following:

      (a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its capital stock (other than (A) a cash dividend of $20.8 million pursuant to Section 7.2(h), and (B) dividends and distributions consistent with past practice), (ii) split, combine or reclassify any of its capital stock; or (iii) purchase, redeem or otherwise acquire any shares of its capital stock or any rights, warrants or options to acquire any such shares;

      (b) issue, sell, pledge or otherwise dispose of any shares of its capital stock, or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares;

      (c) amend its Articles of Incorporation or Bylaws or equivalent organizational document of the Company or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of the Company;

      (d) acquire by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof;

      (e) except in the ordinary course of business consistent with past practice, including without limitation pursuant to any outstanding credit, loan or equipment financing arrangement or any refinancing thereof, pledge or otherwise encumber any Company Properties or assets of the Company;

      (f) except in the ordinary course of business consistent with past practice, (i) for the disposition of the Company’s marketable securities at fair market value, provided that the proceeds of such dispositions shall be used solely to pay a portion of the dividends referred to in Section 5.1(a)(i)(A) above and (ii) as otherwise permitted by Section 5.1, sell or dispose of any assets material to the Company;

      (g) except as otherwise permitted by this Agreement, enter into an agreement with respect to a sale of all or substantially all of the stock or assets of the Company, whether by merger, consolidation, liquidation, business combination, or asset or stock sale;

      (h) (i) other than such indebtedness which is reflected in the Company’s financial statements included in any Company SEC Reports, incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, (ii) issue or sell any debt securities or rights to acquire any debt securities of the Company, or (iii) make any loans, advances (other than advances to employees of the Company in the ordinary course of business consistent with past practice) or capital contributions to, or investment in, any other Person, other than the Company;

      (i) other than as set forth in the Company Disclosure Schedule, make any capital expenditures or other expenditures with respect to property, plant or equipment in excess of $50,000 in the aggregate for the Company;

      (j) make any changes in accounting methods, principles or practices, except insofar as may be required by a change in GAAP or pursuant to written instructions, comments or orders from the SEC;

      (k) pay, discharge or satisfy any claims, liabilities or obligations, other than (i) the payment, discharge or satisfaction, in the ordinary course of business or in accordance with their terms as in effect on the date of this Agreement, of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) included in the Company SEC Reports filed prior to the date of this Agreement (to the extent so reflected or reserved against) or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, or (ii) involving the payment of any amount not exceeding $50,000 in any instance or series of related instances or $150,000 in the aggregate;

      (l) except as required to comply with applicable law or agreements, plans or arrangements, (i) increase in any material respect the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee, (ii) accelerate the payment, right to payment or vesting of any compensation or benefits, including any outstanding options, or (iii) enter into any employment, severance or other arrangement with any of its officers, directors or employees;

      (m) except as required by law, make or rescind any material Tax election, settle or compromise any Tax liability or amend in any material respect any Tax Return;

      (n) fail to confer on a regular basis as reasonably requested by the Buyer with one or more representatives of the Buyer to report on material operational matters and any proposals to engage in material transactions;

      (o) fail to maintain in full force and effect insurance coverage substantially similar to insurance coverage maintained on the date hereof;

      (p) engage in, enter into or amend any contract, transaction, indebtedness or other arrangement with, directly or indirectly, any of the directors, officers, shareholders or other Affiliates of the Company, or any of their respective Affiliates or family members, except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses;

      (q) adopt any new Benefit Plan or amend any existing Company Plan or rights;

      (r) settle any shareholder derivative or class action claims arising out of or in connection with any of the transactions contemplated by this Agreement;

      (s) adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company (other than the Merger);

      (t) adopt, ratify or effectuate a shareholders’ rights plan or agreement;

      (u) fail to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act or the rules or regulations promulgated thereunder;

      (v) (i) other than in the ordinary course consistent with past practice, enter into any agreement that if entered into prior to the date hereof would be a Material Agreement set forth in Section 3.21(a) of the Company Disclosure Schedule; (ii) modify, amend in any material respect, transfer or terminate any Material Agreement or waive, release or assign any rights or claims thereto or thereunder; (iii) enter into or extend any Company Lease; or (iv) enter into, modify or amend any contract to provide exclusive rights or obligations; or

      (w) authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions or any action which would materially impair or prevent the satisfaction or occurrence of any conditions Article VI hereof.

      5.2     Confidentiality. The parties acknowledge that the Buyer and the Company have previously executed a letter agreement, dated September 14, 2004 and acknowledged and agreed to on September 15, 2004 (the “Confidentiality Agreement”), which Confidentiality Agreement will continue in full force and effect in accordance with its terms, except as expressly modified herein.

ARTICLE VI

ADDITIONAL AGREEMENTS

      6.1     No Solicitation.

      (a) On and after the date hereof and prior to the Effective Time of the Merger, the Company agrees that it:

(i) shall not invite, initiate, solicit or encourage, directly or indirectly, any inquiries, proposals, discussions or negotiations or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to any direct or indirect (A) merger, consolidation, business combination, reorganization, recapitalization, liquidation, dissolution or similar transaction, (B) sale, acquisition, tender offer, exchange offer (or the filing of a registration statement under the Securities Act in connection with such an exchange offer), share exchange or other transaction or series of related transactions that, if consummated, would result in the issuance of securities representing, or the sale, exchange or transfer of, 20% or more of the outstanding voting equity securities of the Company, or (C) sale, lease, exchange, mortgage, pledge, transfer or other disposition (“Transfer”) of any the Company’s assets in one transaction or a series of related transactions that, if consummated, would result in the Transfer of more than 20% of the assets of the Company, other than the Merger (any such proposal or offer being hereinafter referred to as an “Acquisition Proposal”), or engage in any discussions or negotiations with or provide any confidential or non-public information or data to, or afford access to properties, books or records to, any Person relating to, or that may reasonably be expected to lead to, an Acquisition Proposal, or enter into any letter of intent, agreement in principle or agreement relating to an Acquisition Proposal, or propose publicly to agree to do any of the foregoing, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal;

(ii) shall not permit any officer, director, employee, Affiliate, agent, investment banker, financial advisor, attorney, accountant, broker, finder, consultant or other agent or representative of the Company (each, a “Company Representative”) to engage in any of the activities described in Section 6.1(a)(i);

(iii) will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing (including, without limitation, any Acquisition Proposal) and will inform each Company Representative, and each of the Persons referred to in Section 6.1(b), of the obligations undertaken in this Section 6.1 and to cause each Company Representative to comply with such obligations; and

(iv) will (A) notify the Buyer orally or in writing promptly (but in any event within 24 hours), after receipt by the Company or any Company Representative of (1) an Acquisition Proposal or any amendment or change in any previously received Acquisition Proposal, (2) any request for confidential or nonpublic information or data relating to, or for access to the properties, books or records of the Company by any Person that has made, or to such party’s knowledge may be considering making, an Acquisition

Proposal, or (3) any oral or written expression that any such activities, discussions or negotiations are sought to be initiated or continued with it, and, as applicable, include in such notice the identity of the Person making such Acquisition Proposal, indication or request, the material terms of such Acquisition Proposal, indication or request and, if in writing, shall promptly deliver to the Buyer copies of any proposals, indications of interest, indication or request along with all other related documentation and correspondence; and (B) will keep the Buyer informed of the status and material terms of (including all changes to the status or material terms of) any such Acquisition Proposal, indication or request.

      (b) Any disclosure that the Board may be required to make to comply with its duties to shareholders imposed by applicable law or, with respect to the receipt of an Acquisition Proposal, to comply with Rule 14d-9 or 14e-2 of the Exchange Act will not constitute a violation of this Section 6.1.

      6.2     Proxy Statement/Prospectus; Registration Statement.

      (a) As promptly as practicable after the execution of this Agreement, the Buyer and the Company shall prepare and the Company shall file with the SEC the Proxy Statement, and the Buyer and the Buyer shall prepare and the Buyer shall file with the SEC the Registration Statement, in which the Proxy Statement will be included as a prospectus, provided that the Company and the Buyer may mutually delay the filing of the Proxy Statement until approval of the Registration Statement by the SEC. The Buyer and the Company shall use reasonable efforts to cause the Registration Statement to become effective as soon after such filing as practicable. Each of the Buyer and the Company will respond to any comments of the SEC and will use its respective reasonable efforts to have the Proxy Statement cleared by the SEC and the Registration Statement declared effective under the Securities Act as promptly as practicable after such filings and the Company will cause the Proxy Statement and the prospectus contained within the Registration Statement to be mailed to its shareholders at the earliest practicable time after both the Proxy Statement is cleared by the SEC and the Registration Statement is declared effective under the Securities Act. Each of the Buyer and the Company will notify the other promptly upon the receipt of any comments from the SEC or any other Governmental Entity and of any request by the SEC or any other Governmental Entity for amendments or supplements to the Registration Statement, the Proxy Statement or any filing pursuant to Section 6.2(b) or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC or any other Governmental Entity, on the other hand, with respect to the Registration Statement, the Proxy Statement, the Merger or any filing pursuant to Section 6.2(b). Each of the Buyer and the Company will cause all documents that it is responsible for filing with the SEC or other Governmental Entity under this Section 6.2 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Registration Statement or any filing pursuant to Section 6.2(b), the Buyer or the Company, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or any other Governmental Entity, and/or mailing to shareholders of the Company, such amendment or supplement.

      (b) The Buyer and the Company shall make all necessary filings with respect to the Merger under the Securities Act, the Exchange Act, applicable state blue sky laws and the rules and regulations thereunder.

      6.3     Access to Information. Each party hereto shall (and shall cause each of its Subsidiaries to) afford to the other parties’ officers, employees, accountants, counsel and other representatives, reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, personnel and records and, during such period, each party hereto shall (and shall cause each of its Subsidiaries to) furnish promptly to the other parties hereto (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties, assets and personnel as the other parties hereto may reasonably request. Unless otherwise required by law, each of the parties shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to cause its officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to, hold any nonpublic information in confidence. No information or knowledge obtained in any investigation pursuant to this Section 6.3 or otherwise shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

      6.4     Company Shareholder Meeting.

      (a) Promptly after the date hereof, the Company shall take all action necessary in accordance with the IBCA and its Articles of Incorporation and Bylaws and the rules of any securities exchange or system of automated dissemination of quotations of securities prices on which the Company’s capital stock is listed for trading to call, give notice of, convene and hold the Company Meeting as promptly as practicable, and in any event (to the extent permissible under applicable law) within 45 days after the declaration of effectiveness of the Registration Statement. Subject to Section 5.1(c), the Company shall use its reasonable efforts to solicit from its shareholders proxies in favor of the approval of this Agreement and the approval of the Merger and will take all other action necessary to secure the vote or consent of its shareholders required by the rules of any securities exchange or system of automated dissemination of quotations of securities prices on which the Company’s capital stock is listed for trading and the IBCA to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, the Company shall adjourn or postpone the Company Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement is provided to the Company’s shareholders sufficiently in advance of a vote on this Agreement to ensure that such vote occurs on the basis of full and complete information as required under applicable law. The Company shall ensure that the Company Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by the Company in connection with the Company Meeting are solicited, in compliance with the IBCA, the Company’s Articles of Incorporation and Bylaws, the rules of any securities exchange or system of automated dissemination of quotations of securities prices on which the Company’s capital stock is listed for trading and all other applicable legal requirements. The Company’s obligation to call, give notice of, convene and hold the Company Meeting in accordance with this Section 6.4(a) shall not be limited or affected by the commencement, disclosure, announcement or submission to Company of any Acquisition Proposal, or by any withdrawal, amendment or modification of the recommendation of the Board with respect to this Agreement.

      (b) (i) the Board shall recommend that the Company’s shareholders vote in favor of and approve this Agreement at the Company Meeting; (ii) the Proxy Statement shall include a statement to the effect that the Board has unanimously recommended that Company’s shareholders vote in favor of and approve this Agreement at the Company Meeting; and (iii) neither the Board nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to the Buyer, the recommendation of the Board that the Company’s shareholders vote in favor of and approve this Agreement.

      6.5     Legal Conditions to the Merger.

      (a) Subject to the terms hereof, the Company and the Buyer shall each use its reasonable best efforts to (i) take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated hereby as promptly as practicable, (ii) as promptly as practicable, obtain from any Governmental Entity or any other third party any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained or made by the Company or the Buyer or any of their Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, (iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities laws, and (B) any other applicable law and (iv) execute or deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. The Company and the Buyer shall cooperate with each other in connection with the making of all such filings. The Company and the Buyer shall use their respective reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Proxy Statement and the Registration Statement) in connection with the transactions contemplated by this Agreement.

      (b) Each of the Company and the Buyer shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, their reasonable efforts to obtain any third party consents related to or required in connection with the Merger that are (i) necessary to consummate the transactions contemplated hereby, (ii) disclosed or required to be disclosed in the Company Disclosure Schedule or the Buyer Disclosure Schedule, as the case may be, or (iii) required to prevent a Company Material Adverse Effect or a Buyer Material Adverse Effect from occurring prior to or after the Effective Time.

      6.6     Public Disclosure. The Buyer and the Company shall each use its reasonable efforts to consult with the other before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement or the Shareholders’ Agreement and shall not issue any such press release or make any such public statement prior to using such efforts, except as may be required by law, fiduciary duty or the applicable rules of the New York Stock Exchange (“NYSE”) or the National Association of Securities Dealers.

      6.7     Listing of Buyer Common Stock. The Buyer shall cause the shares of the Buyer Common Stock to be issued in the Merger and to be listed on the NYSE, subject to official notice of issuance, on or prior to the Closing Date.

      6.8     Indemnification; Survival of Representations and Warranties.

      (a) Indemnity Obligations of Di Paglia. Di Paglia hereby agrees to indemnify and hold Buyer and Merger Sub harmless from, and to reimburse Buyer and Merger Sub for any Buyer Indemnity Claims (as that term is hereinafter defined) arising under the terms and conditions of this Agreement. For purposes of this Agreement, the term “Buyer Indemnity Claim” shall mean any loss, damage, deficiency, claim, liability, obligation, Tax, suit, action, fee, cost or expense of any nature whatsoever resulting from (i) any breach of any representation and warranty of the Company which is contained in this Agreement or any schedule or certificate delivered pursuant hereto, provided that, for purposes of this Section 6.8, the representations and warranties of the Company shall be construed as if they did not contain any qualification that refers to a Company Material Adverse Effect or materiality; (ii) any breach or non-fulfillment of, or any failure to perform, any of the covenants, agreements or undertakings of the Company which are contained in or made pursuant to this Agreement; (iii) all interest, penalties and costs and expenses (including, without limitation, all reasonable fees and disbursements of counsel) arising out of or related to any indemnification made under this Section 6.8(a); and (iv) any payments made pursuant to Section 6.12 hereof.

      (b) Notification of Claims. Subject to the provisions of Section 6.8(d) below, in the event of the occurrence of an event which the Buyer or Merger Sub asserts constitutes a Buyer Indemnity Claim, such party shall provide Di Paglia with prompt notice of such event and shall otherwise make available to Di Paglia all relevant information which is material to the claim and which is in the possession of the Buyer or Merger Sub. If such event involves the claim of any third party (a “Third-Party Claim”), Di Paglia shall have the right to elect to join in the defense, settlement, adjustment or compromise of any such Third-Party Claim, and to employ counsel to assist Di Paglia in connection with the handling of such claim, at the sole expense of Di Paglia, and no such claim shall be settled, adjusted or compromised, or the defense thereof terminated, without the prior consent of Di Paglia unless and until Di Paglia shall have failed, after the lapse of a reasonable period of time, but in no event more than 30 days after written notice to it of the Third-Party Claim, to join in the defense, settlement, adjustment or compromise of the same. The failure by the Buyer or Merger Sub to give timely notice or to furnish Di Paglia with any relevant data and documents in connection with any Third-Party Claim shall not constitute a defense (in part or in whole) to any claim for indemnification by Di Paglia, except and only to the extent that such failure shall result in any material prejudice to Di Paglia. If so desired by Di Paglia, Di Paglia may elect, at their sole expense, to assume control of the defense, settlement, adjustment or compromise of any Third-Party Claim, insofar as such claim relates to the liability of Di Paglia provided that Di Paglia shall obtain the consent of the Buyer and Merger Sub before entering into any settlement, adjustment or compromise of such claims, or ceasing to defend against such claims, if as a result thereof, or pursuant thereto, there would be imposed on the Buyer or the Merger Sub any material liability or obligation not covered by the indemnity obligations of Di Paglia under this

Agreement (including, without limitation, any injunctive relief or other remedy). In connection with any Third-Party Claim, the Buyer and the Merger Sub, or Di Paglia if they have assumed the defense of such claim pursuant to the preceding sentence, shall diligently pursue the defense of such Third-Party Claim.

      (c) Duration. Except as otherwise provided in this Agreement, all representations, warranties, covenants and agreements of the Company contained in or made pursuant to this Agreement, and the rights of the Buyer and the Merger Sub to seek indemnification with respect thereto, shall survive the Closing, except in respect of any claims for indemnification as to which notice shall have been duly given prior to the relevant expiration date set forth below, such representations and warranties shall expire on the second anniversary of the Closing Date.

      (d) Limitations.

(i) Notwithstanding the foregoing, any Buyer Indemnity Claim shall be payable by Di Paglia only in the event that the cumulative amount of the Buyer Indemnity Claims shall exceed the amount of $200,000 in the aggregate (the “Indemnification Threshold”); provided, however, (A) the Indemnification Threshold shall not be applicable to Buyer Indemnity Claims for breaches by the Company of the representations and warranties contained in Sections 3.9, 3.12 and 3.13, which, upon resolution of such Buyer Indemnity Claims or judgment, shall be paid on a dollar-for-dollar basis and (B) once the Buyer Indemnity Claims exceed the Indemnification Threshold, the Buyer and Merger Sub shall be entitled to indemnification for all Buyer Indemnity Claims without regard to the Indemnification Threshold.

(ii) Any other provision of this Agreement to the contrary notwithstanding, in no event shall the aggregate liability of Di Paglia for Buyer Indemnity Claims that are asserted prior to the Initial Expiration Date (as defined in the Escrow Agreement) exceed the lesser of (a) the amount realized by Buyer from the Escrow Shares then held in escrow or (b) $4,000,000. Any other provision of this Agreement to the contrary notwithstanding, in no event shall the aggregate liability of Di Paglia for Buyer Indemnity Claims that are asserted on or after the Initial Expiration Date (as defined in the Escrow Agreement) exceed the lesser of (a) the amount realized by Buyer from the Escrow Shares then held in escrow or (b) $2,000,000.

(iii) Buyer and Merger Sub agree that until such time as the aggregate amount of Buyer Indemnity Claims which have been definitively resolved in favor of Buyer or Merger Sub shall equal or exceed the amount of the Closing Price Escrow Value, all Buyer Indemnity Claims shall be satisfied first out of the Escrow Shares, as further provided under the terms of the Escrow Agreement. For purposes of this Agreement, the term “Closing Price Escrow Value” shall mean the aggregate fair market value of the Escrow Shares on the Closing Date, where fair market value shall be determined by multiplying the number of Escrow Shares by the closing price of the Buyer Common Stock on the NYSE one day prior to the Closing Date as reported in The Wall Street Journal. For purposes hereof, all shares of Buyer Common Stock returned to Buyer or Merger Sub in settlement of any Buyer Indemnity Claims under the Escrow Agreement shall be valued at the closing price of the Buyer Common Stock on the NYSE one day prior to the occurrence of the relevant Buyer Indemnity Claim as reported in the edition of The Wall Street Journal published one day prior to the occurrence of the relevant Buyer Indemnity Claim.

      6.9     Notification of Certain Matters. The Buyer will give prompt notice to the Company, and the Company will give prompt notice to the Buyer, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (a) (i) any representation or warranty of such party contained in this Agreement that is qualified as to materiality to be untrue or inaccurate in any respect or (ii) any other representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect, in each case at any time from and after the date of this Agreement until the Effective Time, or (b) any material failure of the Buyer or the Company, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the above, the delivery of any notice pursuant to this Section 6.9 will not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the conditions to such party’s obligation to consummate the Merger.

      6.10     Certain Tax Matters.

      (a) The Company shall provide a copy of its federal income Tax Return for its taxable year ended December 31, 2004 prior to filing with the IRS.

      (b) The parties shall use their reasonable best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code. The parties hereby approve this Agreement as a plan of reorganization.

      (c) From and after the date hereof, none of the parties will knowingly take any action or fail to take any action that would prevent or impede the Merger from being treated as a reorganization within the meaning of Section 368(a) of the Code.

      (d) The covenants set forth in this Section 6.10 shall survive the Closing and shall continue in full force and effect at all times thereafter.

      6.11     Shareholders’ Agreement. The RDP Holders have executed and delivered to the Buyer, concurrently with the execution of this Agreement, the Shareholders’ Agreement. The Company acknowledges and agrees to be bound by and comply with the provisions of Section 3.1(a) and (b) of the Shareholders’ Agreement as if a party thereto with respect to transfers of record of ownership of shares of the Company Common Stock, and agrees to notify the transfer agent for any Company Common Stock of such provisions.

      6.12     Agreement with Officers. To induce Buyer to enter into this Agreement, concurrently with the execution of this Agreement, the Company shall have entered into agreements with each of Di Paglia and Kristine M. Fasano, in substantially the same form and on substantially the same terms as Exhibit C attached hereto, which shall provide, for a release of all claims (i) in connection with any rights they may have to any broker’s, finder’s or other fees in connection with the transactions contemplated by this Agreement and (ii) for compensation in connection with the termination of their employment by the Company. To obtain such agreements, the Buyer and the Company agree that the Company shall pay $1,300,000 to Di Paglia and $200,000 to Kristine M. Fasano prior to the Closing.

      6.13     Takeover Laws. If any form of anti-takeover statute, regulation or charter provision or contract is or shall become applicable to the Merger or the transactions contemplated hereby or by the Shareholders’ Agreement, the Company and the Board of Directors of the Company shall grant such approvals and take such actions as are necessary under such laws and provisions so that the transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to eliminate or minimize the effects of such law, provision or contract on the transactions contemplated hereby or thereby.

ARTICLE VII

CONDITIONS TO MERGER

      7.1     Conditions to Each Party’s Obligation To Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

      (a) Shareholder Approval. This Agreement and the Merger shall have been approved by (i) the requisite vote of the shareholders of the Company, in accordance with the IBCA and the Restated Articles of Incorporation and Bylaws of the Company and the rules of any securities exchange or system of automated dissemination of quotations of securities prices on which the Company’s capital stock is listed for trading; and (ii) the First Amended and Restated Articles of Incorporation, as amended, and Bylaws of the Buyer.

      (b) Governmental Approvals. Other than the filings provided for by Section 1.1, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity, the failure of which to file, obtain or occur would cause a Buyer Material Adverse Effect or a Company Material Adverse Effect, shall have been filed, obtained or occurred.

      (c) Registration Statement. The Registration Statement shall have become effective under the Securities Act and the Proxy Statement shall have been cleared by the Commission and neither the Proxy Statement nor the Registration Statement shall be the subject of any stop order or any actual or threatened proceedings seeking a stop order, and no proceedings for that purpose shall have been initiated or, to the Company’s or the Buyer’s Knowledge, threatened by the SEC.

      (d) No Injunctions. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (each an “Order”) or statute, rule or regulation which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

      (e) NYSE. The shares of the Buyer Common Stock to be issued in the Merger shall have been approved for listing on the NYSE, subject only to official notice of issuance.

      7.2     Additional Conditions to Obligations of the Buyer. The obligations of the Buyer to effect the Merger are subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, any of which may be waived in writing exclusively by the Buyer:

      (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date, except (i) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date, (ii) for changes contemplated by this Agreement, and (iii) for any failure of such representations and warranties to be true and correct which could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; provided, however, for purposes of this Section 7.2(a), the representations and warranties of the Company shall be construed as if they did not contain any qualification that refers to a Company Material Adverse Effect or materiality. The Buyer shall have received a certificate to such effect signed by the Chief Executive Officer and Chief Financial Officer of the Company.

      (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement. The Buyer shall have received a certificate to such effect signed by the Chief Executive Officer and Chief Financial Officer of the Company.

      (c) Tax Opinion. The Buyer shall have received a written opinion from Shaw Pittman LLP, a limited liability partnership including professional corporations, counsel to the Buyer, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. The issuance of such opinion shall be conditioned on the receipt by such tax counsel of one or more representation letters from the Buyer and the Company. The specific provisions of each such representation letter shall be in form and substance reasonably satisfactory to such tax counsel, and each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect.

      (d) Third Party Consents. The Buyer shall have received evidence, in form and substance reasonably satisfactory to it, that those approvals or consents of third parties set forth in Section 3.3(b) of the Company Disclosure Schedule, if any (or not described in Section 3.3(b) of the Company Disclosure Schedule but required to be so described) have been obtained.

      (e) Shareholders’ Agreement. The Shareholders’ Agreement shall be in full force and effect as of the Effective Time and become effective in accordance with the respective terms thereof and the actions required to be taken thereunder by the parties thereto prior to the Effective Time shall have been taken.

      (f) Material Adverse Effect. There shall have been no events, changes or effects, individually or in the aggregate, with respect to the Company or any of its Subsidiaries or any of the business, prospects, or commercial relationships of the Company or its Subsidiaries having, or that could reasonably be expected to have, a Company Material Adverse Effect.

      (g) Earnings and Profits Letter. The Buyer shall have received a letter from KPMG LLP, the Buyer’s tax advisors, confirming the amount of the Company’s earnings and profits for all taxable years, including the taxable year beginning January 1, 2005, and ending as of the Closing.

      (h) Dividend to Company Shareholders. The Company shall have made a dividend to its shareholders of $20.8 million. The Buyer shall have received a certificate to such effect signed by the Chief Executive Officer and Chief Financial Officer of the Company.

      (i) Marketable Securities Owned by the Company. The Company shall have sold all of its marketable securities at no less than fair market value and shall have used the proceeds of such sales solely to pay a portion of the $20.8 million in dividends referred to in Section 7.2(h) above. The Buyer shall have received a certificate to such effect signed by the Chief Executive Officer and Chief Financial Officer of the Company.

      (j) Tenant Estoppel Certificates. The Buyer shall have received from the Company Tenant Estoppel Certificates, substantially in the form attached hereto as Exhibit D, from tenants representing at least 95% of the Company’s annualized rental revenues as of September 30, 2004.

      (k) Escrow Agreement. The Escrow Agent and Di Paglia shall have executed and delivered to Buyer the Escrow Agreement and such agreement shall remain in full force and effect.

      (l) Company Plans. All Company Plans shall have been terminated. The Buyer shall have received a certificate to such effect signed by the Chief Executive Officer and Chief Financial Officer of the Company.

      (m) Employment Contracts. Any employment contracts with officers of the Company shall have been terminated. The Buyer shall have received a certificate to such effect signed by the Chief Executive Officer and Chief Financial Officer of the Company.

      (n) Agreement with Officers. The agreements described in Section 6.12 hereof shall have been executed by each of Di Paglia and Kristine M. Fasano, and the Company shall have made all payments to them as required pursuant to Section 6.12.

      (o) Company Employees. The employment of any Persons by the Company or any of its Subsidiaries shall have been terminated.

      (p) Dissenting Shares. The number of Dissenting Shares as to which the Company’s shareholders give timely and proper notice of intention to exercise dissenters’ rights do not exceed 5% percent of the shares of Company Common Stock which are outstanding on the date of this Agreement.

      7.3     Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, any of which may be waived, in writing, exclusively by the Company:

      (a) Representations and Warranties. The representations and warranties of the Buyer set forth in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date, except (i) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date, (ii) for changes contemplated by this Agreement, and (iii) for any failure of such representations and warranties to be true and correct which could not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect; provided, however, for purposes of this Section 7.3(a), the representations and warranties of the Buyer or Merger Sub shall be construed as if they did not contain any qualification that refers to a Buyer Material Adverse Effect or materiality. The Company shall have received a certificate to such effect signed by the Chief Executive Officer and Chief Financial Officer of the Buyer.

      (b) Performance of Obligations of the Buyer. The Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement. The Company shall have received a certificate to such effect signed by the Chief Executive Officer and Chief Financial Officer of the Buyer.

      (c) Tax Opinion. The Company shall have received a written opinion from Dickinson Mackaman Tyler & Hagen P.C., a professional corporation, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. The issuance of such opinion shall be conditioned on the receipt by such tax counsel of one or more representation letters from the Company. The specific provisions of each such representation letter shall be in form and substance reasonably satisfactory to such tax counsel, and each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect.

      (d) Houlihan Lokey Howard & Zukin Opinion. Houlihan Lokey Howard & Zukin shall not have withdrawn, modified or revoked its fairness opinion to the Board of the Company.

      (e) Third Party Consents. The Company shall have received evidence, in form and substance reasonably satisfactory to it, that those approvals or consents of third parties set forth in Section 4.3(b) of the Buyer Disclosure Schedule, if any (or not described in Section 4.3(b) of the Buyer Disclosure Schedule but required to be so described) have been obtained.

      (f) Material Adverse Effect. There shall have been no events, changes or effects, individually or in the aggregate, with respect to the Buyer or any of its Subsidiaries or any of the business, prospects, or commercial relationships of the Buyer or its Subsidiaries having, or that could reasonably be expected to have, a Buyer Material Adverse Effect.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

      8.1     Termination. This Agreement may be terminated at any time prior to the Effective Time by written notice by the terminating party to the other party), whether before or, subject to the terms hereof, after approval of this Agreement by the shareholders of the Company:

      (a) by mutual written consent of the Buyer and the Company;

      (b) by either the Buyer or the Company if the Merger shall not have been consummated by July 31, 2005 (the “Outside Date”) (provided that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been a principal cause of or resulted in the failure of the Merger to occur on or before such date);

      (c) by either the Buyer or the Company if a Governmental Entity of competent jurisdiction shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

      (d) by the Buyer, if at the Company Meeting the majority of the shareholders of the Company (other than the RDP Holders) who vote in person or by proxy at the Company Meeting shall not have voted in favor of the Merger and the Agreement;

      (e) by the Buyer, if the Company or Board of Directors of the Company or any committee thereof shall have (i) approved or recommended, or proposed to approve or recommend, any Acquisition Proposal other than the Merger, (ii) breached its obligation to present and recommend the approval of this Agreement and the Merger to the shareholders of the Company, (iii) withdrawn or modified, or proposed to withdraw or modify, in a manner adverse to the Buyer, its recommendation or approval of the Merger, this Agreement or the transactions contemplated hereby, (iv) failed to mail the Proxy Statement to the shareholders of the Company when the Proxy Statement was available for mailing or failed to include therein such approval and recommendation (including the recommendation that the shareholders of the Company vote in favor of the approval of this Agreement), (v) failed to have issued a press release reaffirming the Board’s recommendation of this Agreement within two business days after receipt of a written request by the Buyer to do so after the commencement of a tender offer or exchange for more than 20% of the outstanding voting securities of the Company (it being understood that the Buyer shall not have a right to terminate this Agreement pursuant to this clause (v) if the Company fails to issue such a press release in response to more than one such request), (vi) entered, or caused the Company or any Subsidiary to enter, into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal, (vii) resolved or announced its intention to do any of the foregoing;

      (f) by the Buyer, if (i) any Person (other than the Buyer or an Affiliate of the Buyer) acquires beneficial ownership of or the right to acquire 20% or more of the outstanding shares of capital stock or other equity interests of the Company or any Subsidiary or (ii) a tender or exchange offer relating to securities of the Company shall have been commenced by a Person unaffiliated with the Buyer, and the Company shall not have sent to its security holders pursuant to Rule 14e-2 promulgated under the Exchange Act, within 10 business days after such tender or exchange offer is first published, sent or given, a statement that the Company recommends rejection of such tender or exchange offer;

      (g) by the Buyer, if it is not in material breach of its obligations under this Agreement, and if (i) at any time that any of the representations and warranties of the Company herein become untrue or inaccurate such that Section 7.2(a) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 8.1(h)) or (ii) there has been a breach on the part of the Company of any of its covenants or agreements contained in this Agreement such that Section 7.2(b) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 8.1(h)), and, in both case (i) and case (ii), such breach (if curable) has not been cured within 30 days after notice to the Company;

      (h) by the Company, if it is not in material breach of its obligations under this Agreement, and if (i) at any time that any of the representations and warranties of the Buyer herein become untrue or inaccurate such that Section 7.3(a) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 8.1(i)) or (ii) there has been a breach on the part of the Buyer of any of their respective covenants or agreements contained in this Agreement such that Section 7.3(b) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 8.1(i)), and such breach (if curable) has not been cured within 30 days after notice to the Buyer; or

      (i) by the Buyer, if any of the shareholders of the Company that is a party to the Shareholders’ Agreement shall have breached or failed to perform in any material respect any representation, warranty, covenant or agreement contained therein, that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect on or materially impede the ability of the parties to consummate the Merger as contemplated herein.

      8.2     Effect of Termination.

      (a) In the event of termination of this Agreement as provided in Section 8.1(a) through (d), this Agreement shall immediately become void and there shall be no liability or obligation on the part of the Buyer, the Company or their respective officers, directors, stockholders or Affiliates, except as set forth in Sections 5.3, 6.3 and 8.3 and Article IX; provided that any such termination shall not relieve any party from liability for any willful breach of this Agreement (which includes without limitation the making of any representation or warranty by a party in this Agreement that the party knew was not true and accurate in all material respects when made) and the provisions of Sections 5.3 (regarding confidentiality), the penultimate sentence of 6.3 (regarding confidentiality) and 8.3 and Article IX of this Agreement and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

      (b) In the event of termination of this Agreement as provided in Section 8.1(e) through (g) and Section 8.1(i), this Agreement shall immediately become void and the Company shall be liable to the Buyer and the Merger Sub for damages incurred as a result of a breach of this Agreement.

      (c) In the event of termination of this Agreement as provided in Section 8.1(h), this Agreement shall immediately become void and the Buyer and the Merger Sub shall be liable to the Company for damages incurred as a result of a breach of this Agreement.

      8.3     Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of the Company, provided, however, that, after any such approval, no amendment shall be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      8.4     Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein, provided, however, that, after any such approval, no extension or waiver shall be made which by law requires further approval by such shareholders without such further approval. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

ARTICLE IX

MISCELLANEOUS

      9.1     Nonsurvival of Buyer and Merger Sub Representations and Warranties. The respective representations and warranties of the Buyer and Merger Sub contained in this Agreement or in any instrument delivered pursuant to this Agreement shall expire with, and be terminated and extinguished upon, the Effective Time. This Section 9.1 shall have no effect upon any other obligations of the Buyer or Merger Sub, whether to be performed before or after the consummation of the Merger. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, neither the Company, the Buyer nor the Merger Sub makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure to the other or the other’s representatives of any documentation or other information with respect to any one or more of the foregoing.

      9.2     Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested, or by electronic mail, with a copy thereof to be delivered or sent as provided above or by facsimile or telecopier, as follows:

      (a) if to the Buyer or Merger Sub, to:

Commercial Net Lease Realty, Inc.
450 S. Orange Avenue, Suite 900
Orlando, FL 32801
Attn: Kevin B. Habicht

with a copy to:

Shaw Pittman LLP
2300 N Street, N.W.
Washington, D.C. 20037
Attn: Jeffrey B. Grill, Esq.

Fax: (202) 663-8007

      (b) if to the Company, to:

National Properties Corporation
4500 Merle Hay Road
Des Moines, Iowa 50310
Attn: Raymond Di Paglia
Fax: (515) 278-1168

with a copy to:

Dickinson Mackaman Tyler & Hagen P.C.
1600 Hub Tower
699 Walnut Street
Des Moines, Iowa 50309
Attn: Arthur F. Owens, Esq.
Fax: (515) 246-4550

      (c) if to Di Paglia to:

Raymond Di Paglia
4500 Merle Hay Road
Des Moines, Iowa 50310
Fax: (515) 278-1168

with a copy to:

Dickinson Mackaman Tyler & Hagen P.C.
1600 Hub Tower
699 Walnut Street
Des Moines, Iowa 50309
Attn: Arthur F. Owens, Esq.
Fax: (515) 246-4550

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be received (i) in the case of personal delivery, nationally recognized overnight courier or registered or certified mail, on the date of such delivery and (ii) in the case of facsimile or telecopier or electronic mail, upon confirmed receipt.

      9.3     Entire Agreement. This Agreement (including any Schedules and Exhibits hereto and the documents and instruments referred to herein that are to be delivered at the Closing) constitutes the entire agreement among the parties hereto and supersedes any prior understandings, agreements or representations by or between the parties hereto, or any of them, written or oral, with respect to the subject matter hereof; provided that the Confidentiality Agreement shall remain in effect in accordance with its terms.

      9.4     No Third Party Beneficiaries. Except as provided in Section 6.8, this Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns, to create any agreement of employment with any person or to otherwise create any third-party beneficiary hereto.

      9.5     Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

      9.6     Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree hereto that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the parties with respect to the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

      9.7     Counterparts and Signature. This Agreement may be executed in two counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party hereto and delivered to the other party, it being understood that each party need not sign the same counterpart.

      9.8     Interpretation. When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

      9.9     Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Maryland without giving effect to any choice or conflict of law provision or rule (whether of the State of Maryland or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Maryland.

      9.10     Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

      9.11     Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the Shareholders’ Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to injunctive relief to prevent breaches of this Agreement or the Shareholders’ Agreement and to enforce specifically the terms and provisions hereof.

      9.12     Submission to Jurisdiction. Each of the parties to this Agreement (a) consents to submit itself to the personal jurisdiction of any state or federal court of competent jurisdiction of the State of Maryland in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transaction contemplated by this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 9.2. Nothing in this Section, however, shall affect the right of any party to serve legal process in any other manner permitted by law.

      9.13     WAIVER OF JURY TRIAL. THE PARTIES HEREBY IRREVOCABLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELAT-

ING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

      IN WITNESS WHEREOF, the Buyer, Merger Sub, the Company and Di Paglia have caused this Agreement to be signed individually or by their respective officers thereunto duly authorized as of the date first above written.

COMMERCIAL NET LEASE REALTY, INC.

/s/ Craig Macnab

By:	Craig Macnab
Title:	Chief Executive Officer and President

NAPE ACQUISITION, INC.

/s/ Kevin B. Habicht

By:	Kevin B. Habicht
Title:	Executive Vice President, Assistant

Secretary and Treasurer

[Remainder of Page Intentionally Left Blank]

[Additional Signature Page to Follow]

NATIONAL PROPERTIES CORPORATION

/s/ Raymond Di Paglia

By:	Raymond Di Paglia
Title:	President

RAYMOND DI PAGLIA

/s/ Raymond Di Paglia